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                                                                    EXHIBIT 10.2

                               DATED 22 JUNE 2004

                               THE SEVERAL PERSONS
                                (as the Obligors)

                      -------------------------------------

                       DEED POLL OF WARRANTY AND INDEMNITY

                      -------------------------------------

                                 99 Bishopsgate
                                 London EC2M 3XF
                            +44 (0)20 7710 1000 (Tel)
                            +44 (0)20 7374 4460 (Fax)
                                   www.lw.com

                  Contact: Mike Bond / Rory Negus / Nick Cline

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                                    CONTENTS

Clause                                                                                                                  Page
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
1.       Interpretation...........................................................................................        1
         1.1      Definitions.....................................................................................        1
         1.2      Construction of certain references..............................................................        3
         1.3      Several liabilities.............................................................................        4
         1.4      Headings........................................................................................        4
         1.5      Schedules.......................................................................................        4

2.       Warranties...............................................................................................        5
         2.1      General.........................................................................................        5
         2.2      Purchaser's knowledge...........................................................................        5
         2.3      Warranties to be independent....................................................................        5
         2.4      Damages.........................................................................................        5
         2.5      Waiver of Claims................................................................................        5

3.       Restriction of Warrantors................................................................................        6
         3.1      Peter Gabriel...................................................................................        6
         3.2      Restricted Business.............................................................................        6
         3.3      Undertakings....................................................................................        6
         3.4      Separate undertakings...........................................................................        7
         3.5      Reasonableness..................................................................................        7
         3.6      Void or unenforceable restrictions..............................................................        7
         3.7      Confidential information concerning the Company.................................................        8

4.       Indemnities..............................................................................................        8
         4.1      Tax  ...........................................................................................        8
         4.2      Failure to give notice..........................................................................        8
         4.3      Termination of Subscription Agreement...........................................................        8

5.       Working capital adjustment...............................................................................        8

6.       Orderly sales restrictions...............................................................................        8

7.       Confidentiality..........................................................................................        9
         7.1      Confidentiality.................................................................................        9
         7.2      Permitted disclosure or use.....................................................................        9
         7.3      Continuance of restrictions.....................................................................        9

8.       Announcements............................................................................................       10
         8.1      Restrictions....................................................................................       10
         8.2      Permitted announcements.........................................................................       10
         8.3      Continuance of restrictions.....................................................................       10
         8.4      Announcements to customers and suppliers........................................................       10

9.       Provisions relating to this Deed.........................................................................       10
         9.1      Exchange rates..................................................................................       10
         9.2      Assignment......................................................................................       10
         9.3      Whole agreement and variations..................................................................       11
         9.4      Deed survives Completion........................................................................       11
         9.5      Rights etc cumulative and other matters.........................................................       11
         9.6      Release of Warrantors...........................................................................       11
         9.7      Invalidity......................................................................................       11

                                       i
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
         9.8      Counterparts....................................................................................       11
         9.9      Costs...........................................................................................       11
         9.10     Termination.....................................................................................       12
         9.11     Notices.........................................................................................       12

10.      Law and Jurisdiction.....................................................................................       14
         10.1     English Law.....................................................................................       14
         10.2     Jurisdiction....................................................................................       14
         10.3     Process Agent...................................................................................       14
         10.4     Contracts (Rights of Third Parties) Act 1999....................................................       15

schedule 1 : The Warrantors.......................................................................................       16

schedule 2 : The Investors........................................................................................       17

schedule 3 : The Company..........................................................................................       20

schedule 4 : The Subsidiaries.....................................................................................       22

schedule 5 : Warranties and Representations.......................................................................       26

schedule 6 : Tax..................................................................................................       55

schedule 7 : Particulars of Premises..............................................................................       68

schedule 8 : Obligors' Protection.................................................................................       70

schedule 9 : Escrow Mechanism.....................................................................................       73

schedule 10 : Obligors' Professional Fees.........................................................................       79

schedule 11 : Tax Indemnity.......................................................................................       80

schedule 12 : Working Capital Adjustment..........................................................................       89

schedule 13 : Orderly Sales Provisions............................................................................       94

schedule 14 : Employer National Insurance Limits..................................................................       97

THIS DEED POLL is made on 22 June 2004

BY

(1) THE SEVERAL PERSONS, (the "WARRANTORS") whose names and addresses are set out in columns 1 and 2 of schedule 1; and

(2) THE SEVERAL PERSONS, (the "INVESTORS") whose names and addresses are set out in columns 1 and 2 of schedule 2.

BACKGROUND:

(A) The Purchaser (as defined below) is considering making an offer (the "OFFER") to purchase the entire issued and to be issued share capital of On Demand Distribution Limited.

(B) In order to induce the Purchaser to make the Offer the Obligors are entering into this Deed Poll intended to be for the benefit of the Purchaser to, amongst other things, make the warranties as set out in this Deed.

NOW IT IS AGREED AS FOLLOWS:

1.    INTERPRETATION

1.1   DEFINITIONS

      In this Deed, unless the context otherwise requires:

      "AFFILIATE" means, in relation to a body corporate, any subsidiary or holding company of such body corporate, and any subsidiary of any such holding company for the time being;

      "AGREED FORM" means, in relation to any document, a document in the terms signed or initialled by or on behalf of the parties for identification;

      "AUDITED ACCOUNTS" means the audited consolidated balance sheet of the Company and the Subsidiaries made up as at the Balance Sheet Date and the audited consolidated profit and loss account of the Company and the Subsidiaries in respect of the financial year ended on the Balance Sheet Date including, in each case, the notes thereto and the directors' report and auditors' report;

      "BALANCE SHEET DATE" means 31 March 2004;

      "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for ordinary banking business in London and Seattle, Washington USA;

      "CLAIM" means any claim by the Purchaser under this Deed including, but without limitation, under the Warranties, the restrictive covenants in clause 3, the indemnities in clause 4, the tax indemnity in schedule 11 and the working capital adjustment in schedule 12;

      "COMPANY" means On Demand Distribution Limited, a company registered in England and Wales under company number 03935034, with its registered office at Box Mill, Mill Lane, Box, Corsham, Wiltshire, SN13 8PN;

      "COMPANIES ACTS" means statutes from time to time in force concerning companies including (without limitation) the Companies Act 1985, the Companies Act 1989, Part V of the Criminal Justice Act 1993 and the Companies Consolidation (Consequential Provisions) Act 1985;

      "COMPLETION" means completion of the transfer to the Purchaser of 100% of the OD2 Shares the subject of the Offer;

      "COMPLETION ACCOUNTS" means the accounts prepared in accordance with schedule 12;

      "COMPLETION DATE" means the date of Completion;

      "CONSIDERATION" means the total consideration (in cash, Loudeye Shares, Promissory Notes, Contingent Value Right or otherwise) including any deferred or contingent consideration to be paid for the OD2 Shares pursuant to the Offer;

      "CONTINGENT VALUE RIGHT" shall have the meaning ascribed to it in the Offer Document;

      "DIRECTORS" means in relation to the Company or any of the Subsidiaries, its directors;

      "DISCLOSURE LETTER" means the letter dated the date hereof written and delivered by or on behalf of the Warrantors to the Purchaser in Agreed Form;

      "EMPLOYEE" means any individual employed by or engaged to provide services to the Company or to any Subsidiary;

      "ENCUMBRANCE" includes any interest or equity of any person (including any right to acquire, option or right of pre-emption); any mortgage, charge, pledge, lien, assignment, hypothecation, security interest (including any created by law), title retention or other security agreement or arrangement; and any rental, hire purchase, credit or conditional sale or other agreement for payment on deferred terms;

      "ESCROW ACCOUNT" means an interest bearing account to be held by a mutually acceptable escrow agent on such terms as the Obligors and the Purchaser may agree, such agreement not to be unreasonably withheld;

      "ESCROW CASH" means any cash paid into the Escrow Account;

      "ESCROW SHARES" means the Loudeye Shares held by the Purchaser in accordance with paragraph 1 of schedule 9;

      "FURTHER LOUDEYE SHARES" shall have the meaning ascribed to it in the Offer Document;

      "GROUP" means the Company and its subsidiaries and each a Group Company;

      "INITIAL LOUDEYE SHARES" shall have the meaning ascribed to it in the Offer Document;

      "LAW" or "LAWS" includes all applicable legislation, statutes, directives, regulations, judgments, decisions, decrees, orders, instruments, by-laws, and other legislative measures or decisions having the force of law, treaties, conventions and other agreements between states, or between states and the European Union or other supranational bodies, rules of common law, customary law and equity and all civil or other codes and all other laws of, or having effect in, any jurisdiction from time to time and whether before or after the date of this Deed;

      "LONDON STOCK EXCHANGE" means London Stock Exchange plc;

      "LOUDEYE SHARES" means shares of common stock, par value $0.001 per share, of the Purchaser;

      "OBLIGORS" means together the Warrantors and the Investors and each an Obligor;

      "OD2 SHARES" shall have the meaning ascribed to it in the Offer Document;

      "OFFER" means the offer by the Purchaser to acquire the OD2 Shares;

      "OFFER DATE" means the date upon which the Offer is declared wholly unconditional;

      "OFFER DOCUMENT" means the document proposed to be sent to, amongst others, the shareholders in the Company setting out the terms of the Offer;

      "PREMISES" means the land and premises particulars of which are set out in schedule 7;

      "PROMISSORY NOTES" shall have the meaning ascribed to it in the Offer Document;

      "PURCHASER" means Loudeye Corp., a company incorporated under the laws of the State of Delaware, with its principal place of business at 1130 Rainier Avenue South, Seattle, Washington 98144, United States of America;

      "PURCHASER'S GROUP" means the Purchaser and each of its Affiliates;

      "RELEVANT CLAIM" means any claim under this Deed for a breach of the Warranties or the tax indemnity provisions in schedule 11;

      "REPRESENTATIVE" shall have the meaning set out in schedule 9;

      "RESTRICTED BUSINESS" has the meaning given in clause 3.1;

      "SUBSIDIARIES" means the companies details of which are set out in schedule 4; and

      "WARRANTIES" means the warranties set out in schedule 5 and schedule 6.

1.2   CONSTRUCTION OF CERTAIN REFERENCES

      In this Deed, where the context admits:

      (A) words and phrases the definitions of which are contained or referred to in Part XXVI Companies Act 1985 shall have the meanings thereby attributed to them;

      (B) every reference to a particular statutory provision or other Law shall be construed also as a reference to:

            (1)   all other Laws made under the Law referred to; and

            (2) (except to the extent that it would create or increase the liability of any party under this Deed) to all such Laws as amended, re-enacted, consolidated or replaced or as their application or interpretation is affected by other Laws from time to time, whether before or after the date of this Deed;

            (C) where any statement is to the effect that the Warrantors are not aware of any matter or circumstance, or is a statement qualified by the expression "so far as the Warrantor are aware" or "to the best of the Warrantors' knowledge and belief" or any similar expression, that statement shall be deemed to include an additional statement that it has been made after reasonable enquiry and the same shall apply in relation to such statements as to the awareness or knowledge of any other person;

            (D) references to clauses and schedules are references to clauses of and schedules to this Deed, references to paragraphs are, unless otherwise stated, references to paragraphs of the schedule in which the reference appears, references to exhibits are to documents in Agreed Form identified as such and references to this Deed include the schedules and exhibits;

            (E) references to the singular shall include the plural and vice versa and references to the masculine, the feminine and the neuter shall include each other such gender;

            (F) "person" includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality;

            (G)   "company" includes any body corporate;

            (H) references to the Warrantors include a reference to each of them;

            (I) references to the Investors include a reference to each of them;

            (J) references to the Obligors include a reference to each of them;

            (K) references to "indemnify" and "indemnifying" any person against any liability or circumstance include indemnifying him and keeping him harmless from all actions, claims, demands and proceedings from time to time made against that person and all losses, damages, payments, costs and expenses (including legal costs and expenses on a full indemnity basis) made, suffered or incurred by that person as a consequence of or which would not have arisen but for that liability or circumstance and where any payment made under any indemnity is subject to any Tax (as defined in schedule 6) or cost or expense which would not have been incurred by the payee but for the payment, it shall be increased by such amount as is necessary to ensure that the payee receives the same net amount as it would have received had the payment not been so subject;

            (L) words introduced by the word "other" shall not be given a restrictive meaning because they are preceded by words referring to a particular class of acts, matters or things; and

            (M) general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the word "including" shall be construed without limitation.

1.3   SEVERAL LIABILITIES

      Save as is otherwise mentioned in this Deed, all warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one person in this Deed are given or entered into severally, and in respect of the Investors, in relation to himself only.

1.4   HEADINGS

      The headings and sub-headings are inserted for convenience only and shall not affect the construction of this Deed.

1.5   SCHEDULES

      Each of the schedules shall have effect as if set out herein.

2.    WARRANTIES

2.1   GENERAL

      Subject to the provisions of schedule 8:

      (A) the Warrantors hereby jointly and severally warrant to and for the benefit of the Purchaser in the terms of the Warranties and acknowledge and accept that the Purchaser will make the Offer in reliance upon each of the Warranties each of which is given on the basis that it will remain true and accurate at all times up to the Offer Date; and

      (B) the Investors hereby warrant to and for the benefit of the Purchaser in the terms of the warranties set out in paragraphs 2.1, 2.2 and 14 of schedule 5 so far as the same shall relate only to each Investor, and acknowledge and accept that the Purchaser will make the Offer in reliance upon each of the Warranties each of which is given on the basis that it will remain true and accurate at all times up to the Offer Date.

      Any sum payable, or deemed payable, out of the Escrow Shares or the Escrow Account in respect of any breach of the Warranties shall be treated as a reduction in the Consideration.

2.2   PURCHASER'S KNOWLEDGE

      The Warranties are given subject to matters fairly disclosed in this Deed or in the Disclosure Letter with sufficient details to identify the nature and scope of the matters disclosed.

2.3   WARRANTIES TO BE INDEPENDENT

      Each of the Warranties shall be separate and independent and, save as expressly provided, shall not be limited by reference to any other Warranty or anything in this Deed.

2.4   DAMAGES

      Subject to the provisions of schedule 8, in the event that any of the Warranties is broken or untrue or misleading the amount deemed to be payable (as far as possible by way of repayment of the Consideration) as agreed liquidated damages shall be the aggregate of:

      (A) the amount necessary to put the Purchaser, the Company and each of the Subsidiaries into the position which would have existed if the Warranties had not been broken and had been true and not misleading, including the amount by which the value of any asset or contract (including one warranted to exist but not in fact existing) thereby is or becomes less and the amount of any liability which thereby arises or is or becomes greater or which the Company or any Subsidiary thereby incurs or to which any of them thereby becomes subject; and

      (B) all costs and expenses reasonably incurred by the Purchaser, the Company or any of the Subsidiaries, directly or indirectly, as a result of such breach or in order to remedy the same and amounts payable under this clause 2.4 shall be determined without reference to the Laws relating to the computation of damages for breach of warranty. For the avoidance of doubt any such amount shall be settled from the Escrow Shares or the Escrow Cash in accordance with the provisions of schedule 8 and schedule 9.

2.5   WAIVER OF CLAIMS

      The Obligors undertake to and for the benefit of the Purchaser that they will not make or pursue any claim or action howsoever arising against any of the "THIRD PARTIES" (being the Company, any of the Subsidiaries or any of the Employees) in respect of any loss or liability the Obligors may incur pursuant to this Deed (or any other document referred to herein) or otherwise in connection with the making of the Offer, the preparation of the Offer Document, the sale of the OD2 Shares to the Purchaser or the preparation of the Disclosure Letter. The rights of the Third Parties under this clause 2.5 are intended to be enforceable under the Contracts (Rights of Third Parties) Act 1999 but subject to the terms that the Purchaser has the right (which it may waive in whole or in part in its absolute discretion and without the consent of any Third Party) to have the sole conduct of any proceedings in relation to the enforcement of such rights (including any decision as to the commencement or compromise of such proceedings) but will not owe any duty or have any liability to any of the Third Parties in relation to such conduct. The rights of the Third Parties under this clause 2.5 are not assignable and are subject to clauses 9.2 and 10 and the parties to this Deed may rescind or vary this Deed without the consent of any of the Third Parties.

3.    RESTRICTION OF WARRANTORS

3.1   PETER GABRIEL

      (A) Subject to clauses 3.1(B) and 3.1(C) below, Peter Gabriel undertakes (for the benefit of the Purchaser, the Company, the Subsidiaries and the Purchaser's successors in title) that he will not for the period of 12 months from the date of this Deed:

            (1) carry on or be engaged in any business which is wholly or partly in competition with the Company or any member of the Group with respect to the digital distribution of master recordings as carried on by the Company;

            (2) solicit or entice away or endeavour to entice away from the Company or any Group Company any person who at the date of this Deed or within 12 months hereof was a director or employee of the Company, including for the avoidance of doubt Charles Grimsdale, Ed Averdieck, John Grinham and David Shepherd.

      (B) It is acknowledged that Peter Gabriel has other business interests relating inter alia to master recordings, musical compositions and audio visual material and the exploitation thereof whether the performances are those of Peter Gabriel or those of other performers and nothing herein will interfere with the exploitation thereof howsoever and Peter Gabriel shall be free to exploit such materials with his third party licensees without fetter or inhibition.

      (C) In the event that the Purchaser makes any damages claim against Peter Gabriel or the Obligors for breach of the covenants in clause 3.1(A), the provisions of paragraphs 2.1 and 2.2 of schedule 8 shall apply, but in no event will this in any way limit the ability of the Purchaser to seek any equitable remedy for such breach, including without limitation, injunctive relief.

3.2   RESTRICTED BUSINESS

      In the remainder of this clause 3, "RESTRICTED BUSINESS" means the business of providing digital media services to third party media companies and retailer partners wheresoever carried on.

3.3   UNDERTAKINGS

      Each of the Warrantors undertakes (for the benefit of the Purchaser, the Company, the Subsidiaries and the Purchaser's successors in title) that it will not from the date of this Deed:

      (A) for the period of 30 months after the Offer Date, either on his own account or in conjunction with or on behalf of any person, firm or company, carry on or be engaged, concerned or interested (directly or indirectly and whether as principal, shareholder, director, employee, agent, consultant, partner or otherwise) in carrying on any Restricted Business, other than:

            (1) as a holder for investment purposes only (which shall exclude a management function or material influence) of any shares, debentures or other participation and a holding of not more than 10 per cent of any class of shares or debentures shall be deemed to be for investment purposes unless the contrary is shown; or

            (2) pursuant to any commercial agreement with any member of the Purchaser's Group including the Group; and

      (B) for the period of 30 months after the Offer Date, either on his own account or in conjunction with or on behalf of any person, firm or company, solicit or endeavour to entice away from the Company or any of the Subsidiaries any person who at the Offer Date is (or who within a period of one year prior to the Offer Date has been) an officer, manager, senior employee, agent or consultant of the Company or any of the Subsidiaries whether or not such person would commit a breach of contract by reason of leaving service or office; and

      (C) for the period of 30 months after the Offer Date, either on his own account or in conjunction with or on behalf of any person, firm or company, in connection with any Restricted Business, solicit the custom of or endeavour to entice away from the Company or any of the Subsidiaries any person who at the Offer Date is (or who within a period of one year prior to the Offer Date has been) a client or customer of the Company or any of the Subsidiaries whether or not such person would commit a breach of contract by reason of transferring business; and

      (D) at any time after the date of this Deed, directly or indirectly use or attempt to use in the course of any business on its own account or in conjunction with or on behalf of any person, firm or company, any valid trade or service mark, trade name, design or logo (whether registered or not and including the Listed IP referred to in schedule 5) used in the business of the Company or any of the Subsidiaries or any other name, logo, trade or service mark or design which is or might be confusingly similar thereto.

3.4   SEPARATE UNDERTAKINGS

      Each of the undertakings in clauses 3.1(A)(1), 3.1(A)(2), 3.3(A), 3.3(B), 3.3(C) and 3.3(D) shall be construed as a separate and independent undertaking and if one or more of the undertakings is held to be void or unenforceable, the validity of the remaining undertakings shall not be affected.

3.5   REASONABLENESS

      Each of Peter Gabriel, the Warrantors and the Obligors agree that each of the restrictions and undertakings contained in clauses 3.1 and 3.3 are reasonable and necessary for the protection of the Purchaser's legitimate interests in the goodwill of the Company and the Subsidiaries, but if any such restriction or undertaking shall be found to be void or voidable but would be valid and enforceable if some part or parts of the restriction or undertaking were deleted, such restriction or undertaking shall apply with such modification as may be necessary to make it valid and enforceable.

3.6   VOID OR UNENFORCEABLE RESTRICTIONS

      Without prejudice to clause 3.5, if any restriction or undertaking is found by any court or other competent authority to be void or unenforceable the parties shall negotiate in good faith to replace such void or unenforceable restriction or undertaking with a valid provision which, as far as possible, has the same commercial effect as that which it replaces.

3.7   CONFIDENTIAL INFORMATION CONCERNING THE COMPANY

      Each of the Obligors shall not and shall procure that none of their Affiliates or the officers, employees or agents of that Obligor or of any such Affiliate shall make use of or divulge to any other party (other than to the Obligors' professional advisers for any purposes of this Deed or any matter arising out of it in which case the Obligors shall use all reasonable endeavours to procure that such advisers keep such information confidential on terms equivalent to this clause 3.7) any confidential information relating to the Company and the Subsidiaries save only:

      (A) in so far as the same has become public knowledge otherwise than, directly or indirectly, through the breach by any Obligor of this clause 3.7 or the failure of any such Affiliate, officer, employee or professional adviser referred to above to keep the same confidential; or

      (B) to the extent required by Law or by any supervisory or regulatory body having jurisdiction over them and whether or not the requirement has the force of Law.

4.    INDEMNITIES

4.1   TAX

      Subject to the provisions of schedule 8, the Warrantors indemnify the Purchaser in relation to tax liabilities on the terms of schedule 11.

4.2   FAILURE TO GIVE NOTICE

      The Warrantors agree to indemnify the Purchaser and the Company against all liabilities which may arise by the Company not having given sufficient notice of the Offer to each holder of warrants granted by the Company or loan notes issued by the Company.

4.3   TERMINATION OF SUBSCRIPTION AGREEMENT

      The Warrantors agree to indemnify the Purchaser and the Company against all liabilities which may arise under the subscription agreement (the "SUBSCRIPTION AGREEMENT") dated 28 September 2000 between:

      (A) Nick McKeown, Brent Bilger, Morgan Littlewood, Jeremy McKeown (together the "ANGELS");

      (B)   the Company, and

      (C)   Peter Gabriel and Charles Grimsdale

      in relation to the Company not continuing to supply after the Offer Date any information to the Angels as required under clause 4 of the Subscription Agreement. The Warrantors will use all reasonable endeavours to procure the termination of and the release of the Company from the Subscription Agreement as soon as possible following the Offer Date.

5.    WORKING CAPITAL ADJUSTMENT

      The provisions of schedule 12 shall apply in relation to an adjustment which may be payable to the Purchaser in respect of a change in the working capital of the Company.

6.    ORDERLY SALES RESTRICTIONS

      The provisions of schedule 13 shall apply in relation to the sale of any Loudeye Shares.

7.    CONFIDENTIALITY

7.1   CONFIDENTIALITY

      Subject to clause 7.2 and to clause 8 and without prejudice to clause 3.7, the Obligors:

      (A) shall treat as strictly confidential the provisions of this Deed and the process of the negotiation and all information about any other person obtained or received by it as a result of negotiating, entering into or performing its obligations under this Deed ("CONFIDENTIAL INFORMATION"); and

      (B) shall not, except with the prior written consent of the Purchaser (which shall not be unreasonably withheld or delayed), make use of (save for the purposes of performing its obligations under this Deed) or disclose to any person any Confidential Information.

7.2   PERMITTED DISCLOSURE OR USE

      Clause 7.1 shall not apply if and to the extent that the person using or disclosing Confidential Information can demonstrate that:

      (A) such disclosure is required by Law or by any supervisory, regulatory or governmental body having jurisdiction over it (including the London Stock Exchange, the Financial Services Authority, the Panel on Take-overs and Mergers, the Serious Fraud Office, the Securities and Exchange Commission and NASDAQ) and whether or not the requirement has the force of Law; or

      (B) such disclosure is made for the purposes of a contract or arrangement to which a Group Company is a party, in connection with obtaining the consent of a counter-party to such contract to the change in control of the Company resulting from the Offer; or

      (C) such disclosure is to its professional advisers in relation to the negotiation, entry into or performance of this Deed or any matter arising out of the same; or

      (D) such disclosure is required in order to facilitate any assignment or proposed assignment of the whole or any part of the rights or benefits under this Deed which is permitted by clause 9.2; or

      (E) in the case of disclosure or use, the Confidential Information concerned was lawfully in its possession (as evidenced by written records) prior to its being obtained or received as described in clause 7.1(A); or

      (F) in the case of disclosure or use, the Confidential Information concerned has come into the public domain other than through its fault or the fault of any person to whom such Confidential Information has been disclosed in accordance with clause 7.1(B).

7.3   CONTINUANCE OF RESTRICTIONS

      The restrictions contained in this clause 7 shall survive Completion and shall continue without limit of time.

8.    ANNOUNCEMENTS

8.1   RESTRICTIONS

      Subject to clauses 8.2 and 8.4, and whether or not any restriction contained in clause 7 applies, no party to this Deed shall make any announcement, (including any communication to the public, to any customers or suppliers of the Company, or to all or any of the employees of the Company) concerning the provisions or subject matter of this Deed or containing any information about any other party without the prior written approval of the Purchaser (which shall not be unreasonably withheld or delayed).

8.2   PERMITTED ANNOUNCEMENTS

      Clause 8.1 shall not apply if and to the extent that such announcement is required by Law or by any supervisory, regulatory or governmental body having jurisdiction over it (including the London Stock Exchange, the Financial Services Authority, The Panel on Take-overs and Mergers, the Serious Fraud Office, the Securities and Exchange Commission and NASDAQ) and whether or not the requirement has the force of Law and provided that any such announcement shall be made only after consultation with the other parties. The Obligors consent to the terms of this Deed being filed with the Securities and Exchange Commission without prior consultation.

8.3   CONTINUANCE OF RESTRICTIONS

      The restrictions contained in this clause 8 shall survive Completion and shall continue without limit of time.

8.4   ANNOUNCEMENTS TO CUSTOMERS AND SUPPLIERS

      The Obligors and the Purchaser shall as soon as practicable after Completion procure that a joint announcement of the sale and purchase of the OD2 Shares is made to the customers and suppliers of the Company and each Subsidiary in such form as they may agree.

9.    PROVISIONS RELATING TO THIS DEED

9.1   EXCHANGE RATES

      Where in this Deed any amount (the "AMOUNT") is required to be converted between US Dollars and GB Pounds or vice versa, the rate to be used shall be the mid-range (pound)/U.S. Dollar closing price as reported in the Wall Street Journal on the last day of publication of the Wall Street Journal before the determination of the Amount to be paid.

9.2   ASSIGNMENT

      (A) This Deed shall be binding upon and enure for the benefit of the successors of the parties or beneficiaries, but shall not be assignable, save that the Purchaser may at any time assign all or any part of its rights and benefits under this Deed, including any of the Warranties and any other indemnities, undertakings and obligations given or undertaken by the Warrantors and any cause of action arising under or in respect of any of them, to any member of the Purchaser's Group for so long as such assignee shall remain part of the Purchaser's Group.

      (B) Every such assignee shall be entitled to enforce the benefits conferred upon it by such assignment and this clause 9.2 directly against the Warrantors as permitted by the Contracts (Rights of Third Parties) Act 1999 and for that purpose each such assignee shall be entitled to the benefit of and be subject to all the provisions of this Deed in any way relevant to the rights assigned to it and conferred upon it by this clause 9.2. The consent of no such assignee shall be required to any amendment to this Deed.

9.3   WHOLE AGREEMENT AND VARIATIONS

      (A) This Deed, together with any documents referred to in it, constitutes the whole agreement between the parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, and undertakings, whether in writing or oral, relating to such subject matter, except to the extent that the same are repeated in this Deed.

      (B) No variation of this Deed shall be effective unless the prior written consent of the Purchaser is obtained and following such consent any amendment is made in writing and signed by each of the parties.

9.4   DEED SURVIVES COMPLETION

      The Warranties and all other provisions of this Deed, in so far as the same shall not have been performed at Completion, shall remain in full force and effect notwithstanding Completion.

9.5   RIGHTS ETC CUMULATIVE AND OTHER MATTERS

      (A) The rights, powers, privileges and remedies provided in this Deed are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

      (B) No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Deed shall in any way impair or affect the exercise thereof or operate as a waiver thereof in whole or in part.

      (C) No single or partial exercise of any right, power, privilege or remedy under this Deed shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

9.6   RELEASE OF WARRANTORS

      The Purchaser may release or compromise the liability of any of the Obligors hereunder without affecting the liability of the other Obligors, but such a release shall not act to increase the liability of any remaining Obligor.

9.7   INVALIDITY

      If any provision of this Deed shall be held to be illegal, void, invalid or unenforceable under the Laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Deed in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Deed in any other jurisdiction shall not be affected.

9.8   COUNTERPARTS

      This Deed may be executed in any number of counterparts, which shall together constitute one Deed. Any party may enter into this Deed by signing any such counterpart.

9.9   COSTS

      Save as set out below, each party shall bear their own costs arising out of or in connection with the preparation, negotiation and implementation of this Deed. The Purchaser will pay the Obligors' reasonable accountancy, legal and other costs and expenses incurred from the advisers listed in schedule 10, actually incurred in relation to the preparation and negotiation of the Offer, up to an aggregate limit of (pound)1,000,000 (inclusive of VAT), but the payment shall be conditional upon the Offer having been made and becoming unconditional in all respects and the Obligors providing in a form reasonably acceptable to the Purchaser the following information in relation to such professional costs:

      (A) a certification from the relevant professional advisor that the rates charged are their standard rates and all time incurred in relation to the said costs have been incurred solely in relation to the Offer; and

      (B) where applicable a copy of an invoice(s) which sets out the fee earners, number of hours worked and the hourly rates applicable to the fee earners, and details the total amount payable by the Obligors to the relevant professional advisor.

9.10  TERMINATION

      This Deed shall terminate and be of no further effect in the event that the Offer lapses in accordance with its terms.

9.11  NOTICES

      (A) Any notice or other communication required to be given under this Deed or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing in the English language and shall be addressed as provided in clause 9.11(B) and may be:

            (1) personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address; or

            (2) if within the United Kingdom, sent by first class pre-paid post, in which case it shall be deemed to have been given two Business Days after the date of posting; or

            (3) if from or to any place outside the United Kingdom, sent by pre-paid airmail or by air courier, in which case it shall be deemed to have been given seven Business Days after the date of posting in the case of airmail or two Business Days after delivery to the courier in the case of air courier; or

            (4) sent by fax, in which case it shall be deemed to have been given when despatched, subject to confirmation of uninterrupted transmission by a transmission report provided that any notice despatched by fax after 17:00 hours (at the place where such fax is to be received) on any day shall be deemed to have been received at 09:00 on the next Business Day.

      (B) The addresses and other details of the parties referred to in clause 9.11(A) are, subject to clause 9.11(C):

      For the Warrantors:

      Name:                                  Christopher Pike
                                             (the "WARRANTORS' REPRESENTATIVE")

      Address:                               On Demand Distribution Limited
                                             Broad Quay House
                                             Prince Street

                                             Bristol
                                             BS1 4DJ

      Fax number:                            +44 (0)1179 058 828

      For the Investors (excluding
      Peter Gabriel and Michael Large):

      Name:                                  Quester Venture Partnership LLP

                                             (the "INVESTORS' REPRESENTATIVE")

      For the attention of:                  Jamie Brooke

      Address:                               29 Queen Anne's Gate
                                             London
                                             SW1H 9BU
                                             UK

      Fax number:                            +44 (0)207 222 5250

      For Peter Gabriel and Michael Large:

      Name:                                  Michael Large

      Address:                               The Malting Barn
                                             185 Top Lane
                                             Whitley
                                             Melksham
                                             SN12 8QL
                                             UK
      Fax number:                            01225 744 370

      For the Purchaser:

      Name:                                  Loudeye Corp.

      For the attention of:                  Larry Madden

      Address:                               1130 Rainier Avenue South
                                             Seattle
                                             WA 98144
                                             United States of America

      Fax number:                            +1 206 832 4301

      (C) Any party to this Deed may notify the other parties of any change to its address or other details specified in clause 9.11(B) including in the case of the Warrantors and the Investors, the name of their respective representative provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.

      (D) For the purposes of this clause 9.11, the Warrantors shall together constitute one party, notices to the Warrantors' Representative addressed as set out in clause 9.11(B) shall be notice to all the Warrantors, and any notice referred to in clause 9.11(C) shall be signed on behalf of all of them. Any notice signed by or on behalf the Warrantors' Representative, when served in accordance with this clause 9.11, shall take effect as notice given by all the Warrantors.

      (E) For the purposes of this clause 9.11, the Investors (excluding Peter Gabriel and Michael Large) shall together constitute one party, notices to the Investors' Representative addressed as set out in clause 9.11(B) shall be notice to all the Investors, and any notice referred to in clause 9.11(C) shall be signed on behalf of all of them. Any notice signed by or on behalf the Investors' Representative, when served in accordance with this clause 9.11, shall take effect as notice given by all the Investors.

      (F) For the purposes of this clause 9.11, Peter Gabriel and Michael Large shall together constitute one party and notices to Michael Large addressed as set out in clause 9.11(B) shall be notice to each of Peter Gabriel and Michael Large, and any notice referred to in clause 9.11(C) shall be signed on behalf of all of them. Any notice signed by or on behalf the Michael Large, when served in accordance with this clause 9.11, shall take effect as notice given by both of Peter Gabriel and Michael Large.

10.   LAW AND JURISDICTION

10.1  ENGLISH LAW

      This Deed shall be governed by, and construed in accordance with, English Law.

10.2  JURISDICTION

      In relation to any legal action or proceedings to enforce this Deed or arising out of or in connection with this Deed ("PROCEEDINGS") each of the parties irrevocably submits to the exclusive jurisdiction of the English courts and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inappropriate forum.

10.3  PROCESS AGENT

      (A) Each of Investment Enterprise Partnership `NIF New Technology Fund 99A', Investment Enterprise Partnership `NIF New Technology Fund 99B', Investment Enterprise Partnership `NIF New Technology Fund 2000/01', Investment Enterprise Partnership `NIF New Technology Fund 2000/02', Investment Enterprise Partnership `NIF 21-ONE(1) and NIF Ventures Co. Ltd (together the "NIF FUNDS"), appoint Quester Venture Partnership, LLP of 29 Queen Anne's Gate, London, SW1H 9BU, UK as their process agent to receive on their behalf service of process in any proceedings in England. Service upon the process agent shall be good service upon each of the NIF Funds whether or not it is forwarded to and received by any of the NIF Funds. If for any reason the process agent ceases to be able to act as process agent, or no longer has an address in England, the NIF Funds irrevocably agree to appoint a substitute process agent with an address in England acceptable to the Purchaser and to deliver to the Purchaser a copy of the substitute process agent's acceptance of that appointment within 20 Business Days. In the event that the NIF Funds fail to appoint a substitute process agent, it shall be effective service for the Purchaser to serve the process upon the last known address in England of the last known process agent for the NIF Funds notified to the Purchaser, notwithstanding that such process agent is no longer found at such address or has ceased to act.

      (B) The Purchaser, appoints the Company of Box Mill, Mill Lane, Box, Corsham, Wiltshire SN13 8PN as its process agent to receive on its behalf service of process in any proceedings in England. Service upon the process agent shall be good service upon the Purchaser, provided always that a copy of any documents served are sent to the Purchaser in accordance with the provisions of clause 9.11. If for any reason the process agent ceases to be able to act as process agent, or no longer has an address in England, the Purchaser irrevocably agrees to appoint a substitute process agent with an address in England acceptable to the Obligors and to deliver to the Obligors a copy of the substitute process agent's acceptance of that appointment within 20 Business Days. In the event that the Purchaser fails to appoint a substitute process agent, it shall be effective service for the Obligors to serve the process upon the last known address in England of the last known process agent for the Purchaser notified to the Obligors, notwithstanding that such process agent is no longer found at such address or has ceased to act.

10.4  CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      Except:

      (A)   pursuant to clauses 2.5, 3.1, 3.3 and 9.2, and

      (B)   for the benefit of the Purchaser

      (in all such cases referred to in clause 10.4(A) and 10.4(B) it being intended that such person(s) may rely on this Deed) no person who is not a party to this Deed shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

AS WITNESS the hands of the parties or their duly authorised representatives on the date first before written have executed this Deed Poll.

                          SCHEDULE 1 : THE WARRANTORS

                                                                                    NUMBER OF OD2
                                                                                    SHARES UNDER
                                                                    NUMBER OF OD2     EMPLOYEE      NUMBER OF OD2
                                                       NUMBER OF    SHARES UNDER     UNAPPROVED     SHARES UNDER
   NAME OF WARRANTOR         ADDRESS OF WARRANTOR      OD2 SHARES    EMI OPTIONS    SHARE OPTION      WARRANTS
------------------------  ---------------------------  ----------   -------------   -------------   -------------
Charles Grimsdale         Little Court, Grib Lane,     2,179,950       858,685        1,200,000        62,500
                          Blagdon, Somerset BS40
                          7SA

John Grinham              4 Iddesleigh Road,                   0       498,591                0        31,863
                          Redland, Bristol BS6
                          6YJ

David Shephard            18 Noble Street, Sherston,           0       498,591                0        20,563
                          Wiltshire SN16 0NA

Edward Averdieck          41 Beauchamp Road, Clapham           0       443,192                0        32,463
                          Junction, London SW11 1PG

Christopher Pike          Top Floor Flat, 18 The               0       415,493                0             0
                          Avenue, Sneyd Park, Bristol
                          BS9 1PE

Susan Moule               Little Court, Grib Lane,        90,000             0                0             0
                          Blagdon, Somerset BS40
                          7SA

                           SCHEDULE 2 : THE INVESTORS

                                                                    NUMBER OF OD2
                                                                    SHARES UNDER
                                                                      NON-EXEC      NUMBER OF OD2
                                                                     DIRECTORS'     SHARES UNDER    NUMBER OF OD2
                                                       NUMBER OF     UNAPPROVED      UNDER LOAN     SHARES UNDER
   NAME OF WARRANTOR         ADDRESS OF WARRANTOR      OD2 SHARES   SHARE OPTION       NOTES          WARRANTS
------------------------  ---------------------------  ----------   -------------   -------------   -------------
Peter Gabriel             Box Mill, Mill Lane, Box,     3,541,650      526,291        1,145,259           0
                          Corsham, Wiltshire SN13
                          8PN

Michael Large             The Malting Barn, 185 Top             0      249,296                0           0
                          Lane, Whitley, Melksham
                          SN12 8QL

Quester Venture           29 Queen Anne's Gate,         1,318,575            0          163,170           0
Partnership, LLP          London, SW1H 9BU,
                          UK

Quester VCT2 plc          29 Queen Anne's Gate,         3,341,188            0          413,462           0
                          London, SW1H 9BU,
                          UK

Quester VCT3 plc          29 Queen Anne's Gate,         3,341,188            0          413,462           0
                          London, SW1H 9BU,
                          UK

Quester VCT4 plc          29 Queen Anne's Gate,         1,252,637            0          155,007           0
                          London, SW1H 9BU,
                          UK

                                                                    NUMBER OF OD2
                                                                    SHARES UNDER
                                                                      NON-EXEC      NUMBER OF OD2
                                                                     DIRECTORS'     SHARES UNDER    NUMBER OF OD2
                                                       NUMBER OF     UNAPPROVED      UNDER LOAN     SHARES UNDER
   NAME OF WARRANTOR         ADDRESS OF WARRANTOR      OD2 SHARES   SHARE OPTION       NOTES          WARRANTS
------------------------  ---------------------------  ----------   -------------   -------------   -------------
Investment Enterprise     Daiwa Yaesu Buildings,         275,000          0                  0            0
Partnership `NIF New      1-2-1 Kyobashi, Chuo-ku,
Technology Fund 99A'      Tokyo 104-0031,
                          Japan

Investment Enterprise     Daiwa Yaesu Buildings,         275,000          0                  0            0
Partnership `NIF New      1-2-1 Kyobashi, Chuo-ku,
Technology Fund 99B'      Tokyo 104-0031,
                          Japan

Investment Enterprise     Daiwa Yaesu Buildings,         650,000          0                  0            0
Partnership `NIF New      1-2-1 Kyobashi, Chuo-ku,
Technology Fund 2000/01'  Tokyo 104-0031,
                          Japan

Investment Enterprise     Daiwa Yaesu Buildings,         650,000          0            400,787            0
Partnership `NIF New      1-2-1 Kyobashi, Chuo-ku,
Technology Fund 2000/02'  Tokyo 104-0031,
                          Japan

                                                                    NUMBER OF OD2
                                                                    SHARES UNDER
                                                                      NON-EXEC      NUMBER OF OD2
                                                                     DIRECTORS'     SHARES UNDER    NUMBER OF OD2
                                                       NUMBER OF     UNAPPROVED      UNDER LOAN     SHARES UNDER
   NAME OF WARRANTOR         ADDRESS OF WARRANTOR      OD2 SHARES   SHARE OPTION       NOTES          WARRANTS
------------------------  ---------------------------  ----------   -------------   -------------   -------------
Investment Enterprise     Daiwa Yaesu Buildings,              0           0            400,787            0
Partnership               Kyobashi, Chuo-ku,
`NIF 21-ONE(1)1-2-1       Tokyo 104-0031,
                          Japan

NIF Ventures Co. Ltd      Daiwa Yaesu Buildings,        787,125           0            343,532            0
                          1-2-1 Kyobashi, Chuo-ku,
                          Tokyo 104-0031,
                          Japan

                            SCHEDULE 3 : THE COMPANY

Name:                         On Demand Distribution Limited

Number:                       3935034

Registered Office:            Box Mill, Mill Lane, Box, Corsham, Wiltshire SN13
                              8PN

Authorised Capital:           (pound)3,584,943 comprising 35,849,430 ordinary
                              shares of(pound)0.10 each

Issued Capital:               (pound)1,864,810.20 made up of 18,648,102 ordinary
                              shares of(pound)0.10 each

Directors:                    Christopher Paul Russell Pike

                              Edward Averdieck

                              James Dominic Brooke

                              Peter Brian Gabriel

                              Charles Henry Robertson Grimsdale

                              John Richard Grinham

                              Michael David Large

                              David Shephard

Secretary:                    Christopher Paul Russell Pike

Accounting Reference Date:    31 March

Auditors:                     Grant Thornton

Continuing Directors:         Christopher Paul Russell Pike

                              Edward Averdieck

                              Charles Henry Robertson Grimsdale

                              John Richard Grinham

                              David Shephard

Shareholder and number of
shares held
                              Peter Gabriel                            3,541,650

                              Charles Grimsdale                        2,179,950

Susan Kelly Moule                                                         90,000

Quester VCT 2 plc                                                      3,341,188

Quester VCT 3 plc                                                      3,341,188

Quester VCT 4 plc                                                      1,252,637

Quester Venture Partners                                               1,318,575

Investment Enterprise Partnership 'NIF New 275,000
Tech Fund 99A'

Investment Enterprise Partnership 'NIF New 275,000
Tech Fund 99B'

Investment Enterprise Partnership 'NIF New 650,000
Tech Fund 2000/01'

Investment Enterprise Partnership 'NIF New 650,000
Tech Fund 2000/02'

NIF Ventures Co. Ltd                                                     787,125

Nick McKeown                                                             104,563

Brent Bilger                                                              45,463

Morgan Littlewood                                                         45,463

Jeremy McKeown                                                             9,088

Mark Farmer                                                               33,333

David Embleton                                                            33,333

Dori Dana Haeri                                                           33,333

WEA International Inc                                                    381,475

Edel Music AG                                                            137,925

RealWorld Records Ltd                                                     45,975

Steve Thornton                                                            62,500

Charles Bocock                                                             9,175

Ian Cox                                                                    4,163

                          SCHEDULE 4 : THE SUBSIDIARIES

Name:                         ON DEMAND DISTRIBUTION SAS

Number:                       B437640188

Registered Office:            290 Bld Voltaire, 75011 Paris, France

Authorised Capital:           (euro)38,200

Issued Capital:               (euro)38,200

Details of Shareholders:      On Demand Distribution Limited 100%

President:                    On Demand Distribution Limited

Represented by:               Charles Grimsdale

Accounting Reference Date:    31 March

Auditors:                     Grant Thornton
                              43 Queen Square
                              Bristol
                              BS1 4QR

Tax residence:                France

Name:                         ON DEMAND DISTRIBUTION S.R.L.

Company Registration Number:  1742478

Fiscal and Vat Number:        04361960968

Registered Office:            Corso di Ports Vittoria 28, Milan, Italy

Authorised Capital:           (euro)10,000

Issued Capital:               (euro)10,000

Details of Shareholders:      On Demand Distribution Limited 100%

Directors:                    Christopher Pike
                              Carlo Galassi

Accounting Reference Date:    31 December

Tax residence:                Italy

Name:                         ON DEMAND DISTRIBUTION GMBH

Number:                       HRB 35078

Registered Office:            Everhardstrasse 56, 50823 Koln, Germany

Authorised Capital:           (euro)25,000

Issued Capital:               (euro)25,000

Details of Shareholders:      On Demand Distribution Limited 100%

Directors:                    Anke Fleischer

Accounting Reference Date:    31 December

Auditors:                     Grant Thornton
                              43 Queen Square
                              Bristol
                              BS1 4QR

Tax residence:                Germany

Name:                         WEBAUDIONETWORK LIMITED

Number:                       4163448

Registered Office:            Box Mill, Mill Lane, Box, Corsham SN13 8PN

Authorised Capital:           (pound)1

Issued Capital:               (pound)1

Details of Shareholders:      On Demand Distribution Limited 100%

Directors:                    Charles Grimsdale

Secretary:                    Christopher Pike

Accounting Reference Date:    31 March

Auditors:                     None

Tax residence:                UK

                   SCHEDULE 5 : WARRANTIES AND REPRESENTATIONS

1.    INTERPRETATION

1.1   DEFINITIONS

      In this schedule, where the context admits:

      "ACCREDITED INVESTOR" means:

      (A) any natural person (i) whose individual net worth, or joint net worth with such person's spouse, will at the time of the investment in the Loudeye Shares exceed $1,000,000, or (ii) who had an individual income in excess of $200,000 in each of the two most recent years or joint income with such person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

      (B) a corporation, partnership, limited liability company or other legal entity with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Loudeye Shares; or

      (C) an entity all of the equity owners of which are as specified in (A) or (B) above.

      "AUTHORITY" means any competent governmental, administrative, supervisory, regulatory, judicial, determinative, disciplinary, enforcement or tax raising body, authority, agency, board, department, court or tribunal of any jurisdiction and whether supranational, national, regional or local;

      "AUTHORISATION" means any licence, consent, permit, approval or other authorisation, whether public or private;

      "COMPUTER CONTRACTS" means all arrangements and agreements under which any third party provides any element of, or services relating to, the Computer Systems, including leasing, hire purchase, licensing, escrow and maintenance agreements;

      "COMPUTER SYSTEMS" means all the computer hardware (including network and telecommunications equipment) and software (including associated preparatory materials, user manuals and other related documentation) owned, used, leased or licensed by or to the Company;

      "DISCLOSED" means disclosed in the Disclosure Letter;

      "FORM OF ACCEPTANCE AND ELECTION" shall have the meaning ascribed to it in the Offer Document;

      "INTELLECTUAL PROPERTY" means:

      (A) patents, utility models, trade marks, design rights, copyright, database rights, topography rights, plant variety rights, confidential information and knowledge (including know how, inventions, secret formulae and processes, market information, and lists of customers and suppliers), and rights protecting goodwill and reputation;

      (B) all other rights and forms of protection having a similar nature or effect anywhere in the world to any of the rights described in (A) above; and

      (C)   applications for or registrations of any of the rights described in
            (A) or (B) above;

      "LISTED IP" means the Intellectual Property referred to in the list annexed to the Disclosure Letter;

      "LISTED IP AGREEMENTS" means the agreements set out in the list annexed to the Disclosure Letter;

      "MANAGEMENT ACCOUNTS" means the consolidated management accounts of the Company and the Subsidiaries for the period from the Balance Sheet Date;

      "SECURITIES ACT" means the Securities Act of 1933 of the United States of America;

      "TREATY" means the Treaty establishing the European Community, as amended by the Treaty on European Union and by the Treaty of Amsterdam;

      "UK GAAP" means the generally accepted accounting principles in the United Kingdom, consistently applied; and

      "U.S. PERSON" means:

      (A)   any natural person resident in the United States;

      (B) any partnership or corporation organized or incorporated under the laws of the United States;

      (C)   any estate of which any executor or administrator is a U.S. Person;

      (D)   any trust of which any trustee is a U.S. Person;

      (E)   any agency or branch of a foreign entity located in the United
            States;

      (F) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

      (G) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

      (H)   any partnership or corporation if:

            (1) organised or incorporated under the laws of any foreign jurisdiction; and

            (2) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owed, by accredited investors (as defined in Section 230.501(a)) who are not natural persons, estates or trusts.

      The following are not "U.S. Persons":

      (A) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

      (B) any estate of which any professional fiduciary acting as executor or administrator is a U.S. Person if:

            (1) an executor or administrator of the estate who is not a U.S. Person has sole or shared investment discretion with respect to the assets of the estate; and

            (2)   the estate is governed by foreign law;

      (C) any trust of which any professional fiduciary acting as trustee is a U.S. Person, if a trustee who is not a U.S. Person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. Person;

      (D) any employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

      (E) any agency or branch of a U.S. Person located outside the United States if:

            (1)   the agency or branch operates for valid business reasons; and

            (2) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

      (F) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

1.2   CONSTRUCTION

      In this schedule where the context admits:-

      (A) any question whether a person is connected with another shall be determined in accordance with s.839 Income and Corporation Taxes Act 1988, (subject to the deletion of the words from "Except" to "arrangements" in sub-section (4) thereof) which shall apply in relation to this schedule as it applies in relation to that act;

      (B)   references to the "Company" shall include each of the Subsidiaries;

      (C) reference to any English Law and to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English legal term; and

      (D) where, in this schedule 5, a term is defined in and for the purposes of a particular paragraph, the relevant definition shall apply, where the context admits, for all other purposes of this schedule.

2.    THE COMPANY AND THE WARRANTORS

2.1   CAPACITY

      Each of the Obligors has full power and authority to enter into and perform this Deed and the Form of Acceptance and Election, and may execute and deliver this Deed and the Form of Acceptance and Election and perform his obligations thereunder without requiring or obtaining the consent of its shareholders or of any other person or Authority and this Deed constitutes valid and binding obligations of the Obligors in accordance with its terms.

2.2   OWNERSHIP OF OD2 SHARES

      (A)   Each Obligor warrants that it:

            (1) is the registered and sole beneficial owner of the number of OD2 Shares and/or rights to subscribe for shares as set out against its name in schedule 1 or schedule 2 as the case may be and has the right to transfer the entire legal and beneficial title to the same free from any Encumbrances;

            (2) there is no dispute concerning the title of such Obligor to its OD2 Shares or its ability to sell the same and no other person has claimed to have title to any of such OD2 Shares or to be entitled to any interest therein;

            (3) no Obligor is engaged in any litigation, arbitration or other proceedings in any way relating to his title to the OD2 Shares to be sold by him, and the Company has not received any application for the rectification of its register of members; and.

      (B) There are no circumstances likely to give rise to any of the matters referred to in paragraph 2.2(A) in respect of the OD2 Shares to be sold by each such Obligor.

2.3   LIABILITIES OWING TO OR BY WARRANTORS

      Other than accrued salary and expenses incurred in the ordinary course of their employment there is not outstanding any indebtedness or other liability (actual or contingent) owing by the Company to any Warrantor or to any Director or any person connected with any of them, nor is there any indebtedness owing to the Company by any such person.

2.4   COMPETING INTERESTS

      None of the Warrantors nor any person connected with any of them has any interest, direct or indirect, in any business other than that now carried on by the Company which is or is likely to be or become competitive with the business or any proposed business which the board of the Company has resolved to enter into.

3.    THE COMPANY'S CONSTITUTION

3.1   SHARE CAPITAL

      The OD2 Shares comprise the whole of the issued and allotted share capital of the Company and schedule 4 contains true particulars of the authorised and issued share capital of the Subsidiaries and all the shares there shown as issued are in issue fully paid and are beneficially owned and registered as set out therein and free from any Encumbrances. There is no dispute concerning the title to any such shares and no other person has claimed to have title to the same or to be entitled to any interest therein and there is no litigation, arbitration or other proceedings in any way relating to the title to such shares and no Subsidiary has received any application for the rectification of its register of members. There are no circumstances likely to give rise to any such dispute, proceedings or application.

3.2   CAPITALISATION TABLE

      The fully diluted equity spreadsheet set out in the Disclosure Letter fully and accurately details the holders' name, address (being the residential or principal place of business), number of shares held and any rights to call for the allotment, issue, sale, transfer or conversion of any share or loan capital under any option or other agreement (including conversion rights), in the Company.

3.3   OPTIONS ETC.

      No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, issue, sale, transfer or conversion of any share or loan capital of the Company under any option or other agreement (including conversion rights and rights of pre-emption).

3.4   MEMORANDUM AND ARTICLES

      The copy of the memorandum and articles of association of the Company annexed to the Disclosure Letter is true and complete and has embodied therein or annexed to it a copy of every resolution or agreement as is required by law to be embodied in or annexed to it, and sets out completely the rights and restrictions attaching to each class of authorised share capital of the Company.

3.5   COMPANY RESOLUTIONS

      Neither the Company nor any class of its members has passed any resolution (other than resolutions relating to business at annual general meetings which was not special business) which have not been filed at Companies House.

4.    THE COMPANY AND ITS INVESTMENTS

4.1   PARTICULARS OF THE COMPANY AND SUBSIDIARIES

      The particulars of the Company and the Subsidiaries set out in schedule 3 and schedule 4 are true and complete and, other than the Subsidiaries, the Company has no subsidiaries.

4.2   INVESTMENTS, ASSOCIATIONS AND BRANCHES

      The Company:-

      (A) is not the holder or beneficial owner of, and has not agreed to acquire, any share or other capital of any other company or corporation (whether incorporated in the United Kingdom or elsewhere) other than of the Subsidiaries;

      (B) is not, and has not agreed to become, a member of any partnership, joint venture, consortium or other unincorporated association, body or undertaking in which it is to participate with any other in any business or investment; and

      (C) has no branch, agency or place of business outside England and no permanent establishment (as that expression is defined in the relevant double taxation relief orders current at the date of this
            Deed) outside the United Kingdom.

4.3   CITY CODE

      During the 10 years prior to the date of this Deed, the Company has not:-

      (A) had at any time any equity share capital listed or admitted to trading on the London Stock Exchange;

      (B) had any dealings in its equity share capital advertised in a newspaper on a regular basis for a continuous period of at least 6 months;

      (C) had at any time any equity share capital subject to a marketing arrangement as described in s. 163(2)(b) Companies Act 1985, such as dealings on the Unlisted Securities Market or Alternative Investment Market; or

      (D) filed a prospectus with the Registrar of Companies for the issue of any equity share capital.

5.    THE COMPANY AND THE LAW

5.1   COMPLIANCE WITH LAWS

      The Company has conducted its business in all material respects in accordance with all applicable Laws of the United Kingdom and each other jurisdiction in which it has an establishment or conducts any business and there is no order, decree or judgment of any Authority outstanding against the Company or, so far as the Warrantors are aware, any person for whose acts the Company is vicariously liable which may have a material adverse effect upon the assets or business of the Company.

5.2   AUTHORISATIONS

      (A) All Authorisations necessary under any Law for utilising any of the assets of the Company or carrying on effectively any aspect of its business in the places and in the manner in which such business is now carried on have been obtained by the Company and all of them are in full force and effect and none of them is limited in duration or subject to onerous conditions.

      (B) All reports, returns and information required by any Law or as a condition of any Authorisations to be made or given to any person or Authority in connection with the Company's business have been made or given to the appropriate person or Authority.

      (C) The utilisation of any of the assets of the Company or the carrying on of any aspect of the Company's business or any business now being carried on at any of the Premises is not in breach of any of the terms and conditions of any Authorisation and so far as the Warrantors are aware there is no circumstance which indicates that any Authorisation is likely to be suspended, cancelled or revoked or that any of them will expire within a period of one year from the date of this Deed.

      (D) The making of or Completion of the Offer will not give rise to any restriction on the right of the Company to carry on its business which does not now apply to the Company.

5.3   BREACH OF THE LAW

      Neither the Company, nor any of its officers, agents or employees (during the course of their duties in relation to the Company) have committed, or omitted to do, any act or thing the commission or omission of which is, or could be, in contravention of any Law and no notice or communication has been received with respect to any alleged, actual or potential violation of or failure to comply with, any Law.

5.4   LITIGATION

      (A) Neither the Company, nor any of its officers, agents or employees (during the course of their duties in relation to the Company) is engaged in or the subject of any litigation or arbitration or administrative or criminal proceedings whether as claimant, plaintiff, defendant or otherwise. The Company has not received any written or verbal notification that it is subject to any investigation or enquiry by any Authority which adversely affects or is likely to have an adverse effect on the Company's business and/or the ability of the Company or any purchaser to carry on the Company's business in the same manner and to the same extent as previously carried on.

      (B) The Company has not received any written or verbal notification that any litigation or arbitration or administrative or criminal proceedings or investigation or enquiry are pending or threatened or against the Company or any such officer, agent or employee; and so far as the Warrantors are aware there are no facts or circumstances likely to give rise to the same.

      (C) Neither the Company nor any of its officers or employees (in the course of his duties in relation to the Company) has been a party to any undertaking or assurance given to any Authority or the subject of any injunction or other similar court order which is still in force.

5.5   FAIR TRADING

      (A) No agreement, practice or arrangement carried on by the Company or to which the Company is or has in the 4 years prior to the date of this Deed been a party:

            (1) is in breach of or would on the expiry or withdrawal of any applicable transitional period provided for under Schedule 13 Competition Act 1998 be in breach of the Chapter I or the Chapter II prohibition as defined in the Competition Act 1998; or

            (2) infringes Article 81 of the Treaty or constitutes an abuse of a dominant position contrary to Article 82 of the Treaty or infringes any regulation or other enactment made under Article 83 and/or Article 308 of the Treaty or is or has been the subject of any enquiry, complaint, investigation or proceeding in respect thereof; or

            (3) has been notified to the Director General of Fair Trading (or any "regulator" as that term is defined in s.54 Competition Act 1998) pursuant to the Competition Act 1998 or to the Competition Directorate-General of the Commission of the European Communities (the "European Commission") and/or to the EFTA Surveillance Authority; or

            (4) is by virtue of its terms or by virtue of any practice for the time being carried on in connection therewith a "Consumer Trade Practice" within the meaning of s.13 Fair Trading Act 1973 and susceptible to or under reference to the Consumer Protection Advisory Committee or the subject matter of a report to the Secretary of State or the subject matter of an Order by the Secretary of State under the provisions of Part II of that Act; or

            (5) infringes any other competition, restrictive trade practice, anti-trust, fair trading or consumer protection Law applicable in any jurisdiction in which the Company has assets or carries on or intends to carry on business or in which the activities of the Company may have an effect.

      (B) The Company has not received notice that it is or has been the subject of any enquiry, complaint, investigation, proceeding, reference or report under the Fair Trading Act 1973, the Competition Act 1998 or the Competition Act 1980 or has constituted an anti-competitive practice within the meaning of that Act.

      (C) The Company has not given any assurance or undertaking (written or oral) to the Restrictive Practices Court, the Director General of Fair Trading, the Competition Commission, the Secretary of State for Trade and Industry, the European Commission, the EFTA Surveillance Authority or the Courts of the European Communities, or to any other Authority and is not subject to or in default or contravention of any such assurance or undertaking or any Article, Act, decision, direction, regulation, order or other instrument or undertaking relating to any matter referred to in this paragraph 5.5.

      (D)

            (1) None of the activities of the Company as currently conducted could give rise to the imposition of any anti-dumping duty or other sanction under any trade regulation Law in respect of any products manufactured by the Company in recognised market-economy countries or in which the Company trades from such countries.

            (2) No anti-dumping duty or other sanction under any trade regulation legislation is or has been in force in any area in which the Company carries on or intends to carry on business in respect of products manufactured by the Company or in which the Company trades.

            (3) No undertaking has been given by the Company to any Authority under any anti-dumping or other trade regulation Law.

      (E)

            (1) The Company is not and has not been in receipt of any aid which could be construed as falling within Article 87(1) of the Treaty other than existing aid as that term is defined in Council Regulation 659/99/EC.

            (2) The Company is not and has not received any written notification that it is the subject of an enquiry, complaint, investigation, proceeding or review in relation to the receipt or alleged receipt by it of any aid or alleged aid or the misuse by it of any aid received by it and the Company is not aware of any pending or threatened enquiry, complaint, investigation, proceeding or review in relation to any such matters.

      (F)

            (1) The Company is not a party to any contract or involved in the award of any contract of whatever nature which was awarded or is proposed to be awarded in breach of any Law or administrative practice relating to the procurement of works, goods or services or which has been, is or could reasonably be the subject of an enquiry, complaint, investigation, proceeding or review in relation to such matters.

            (2) So far as the Warrantors are aware, there is no pending or threatened enquiry, complaint, investigation, proceeding or review in relation to any matter described in paragraph 5.5(F)(1) above.

5.6   PRODUCT LIABILITY

      (A) There is no claim in respect of Product Liability outstanding or threatened against or expected by the Company in relation to its business and so far as the Warrantors are aware there are no circumstances which are likely to give rise to any such claim. For this purpose "Product Liability" means a liability arising out of death, personal injury or damage to property caused by a defective product or defective services sold, supplied or provided by the Company in the course of its business on or prior to the date of this Deed.

      (B) The Company has not manufactured, sold or supplied any product or service which:-

            (1) is, was or will become, in any material respect, faulty or defective; or

            (2) does not comply in any material respect with any warranty or representation, express or implied, made by or on behalf of the Company in respect of it or with all Laws, standards and requirements applicable to it; or

            (3) was sold or supplied on terms that the Company accepts an obligation to service or repair or replace such products after delivery.

      (C) The Company has not received a prohibition notice, a notice to warn or a suspension notice under the Consumer Protection Act 1987 in relation to any of its products.

5.7   HEALTH AND SAFETY

      The Company has in relation to its plant and machinery and other fixed assets, the Premises, its employees and any person who might be affected by the conduct of the Company's business, complied in all material respects with all requirements of all Laws relating to health and safety including those imposed by the Health and Safety at Work etc Act 1974 and all regulations made thereunder, and no written notice has been received by the Company from any Authority in relation to any actual or alleged breach of such requirements and neither is the Company in receipt of any claim by any person in relation to any such breach and the Warrantors are not aware of any circumstances which may lead to such action or claim.

5.8   ENVIRONMENTAL

      (A)   DEFINITIONS

      For the purpose of this paragraph 5.8, the following terms shall have the following meanings:

            "ENVIRONMENT" means all or any of the media of air, water and land (wherever occurring) and any living organisms or systems supported by those media and in relation to the media of air and water includes without limitation, the air and water within buildings and the air and water within other natural or man-made structures above or below ground and includes all natural resources and the built environment;

            "ENVIRONMENTAL LAW" means all or any Laws, and any relevant code of practice, guidance, note, standard or other advisory material issued by any Authority which from time to time relates to Environmental Matters;

            "ENVIRONMENTAL MATTERS" means the pollution of the Environment, the protection of the Environment and human health, the health and safety of employees and other persons in the workplace or as a result of workplace activities, the protection of natural amenity, the creation of any noise, vibration, radiation, common law or statutory nuisance, or the production, disposal, release, use, storage, spillage, deposit, escape, discharge, leak, emission, recovery, transport of, or radiation from any hazardous material or waste;

            "ENVIRONMENTAL PERMITS" means all Authorisations or agreements required under Environmental Law in relation to the carrying on of the business of the Company or the occupation or use of the Premises or Former Premises; and

            "FORMER PREMISES" means any land or premises or interest therein formerly owned or occupied by the Company.

      (B)   BASIS OF WARRANTIES

            The Warranties contained in this paragraph 5.8 are given on the basis that the Warrantors acknowledge that the Purchaser has not searched any public register or made enquiries of any Authority and has no knowledge of any matters which might be revealed by such searches or enquiries.

      (C)   ENVIRONMENTAL MATTERS

            (1) The Company and the Subsidiaries have complied at all times with Environmental Law.

            (2) All necessary Environmental Permits have been lawfully obtained and are in full force and effect and the Company and the Subsidiaries have complied at all times with all conditions and limitations in all Environmental Permits.

            (3) The Company and the Subsidiaries have complied with any internal or published statements of corporate environmental policy and operating procedures.

5.9   INDUCEMENTS

      So far as the Warrantors are aware no officer, agent or employee of the Company or any of the Subsidiaries has paid or accepted any unlawful bribe or inducement (monetary or otherwise) or used any of the Company's assets unlawfully to obtain an advantage for himself or any other person.

5.10  FRAUD ETC

      As far as the Warrantors are aware, no officer, agent or employee of the Company has committed or purported to commit the Company to any contract, commitment, engagement, arrangement or obligation of any kind which is not in accordance with the authority given to such officer, agent or employee by the directors of the Company or any officer or executive of the Company responsible for conferring such authority and no officer, agent or employee of the Company or any of its customers or suppliers or any other person has committed any fraud upon the Company or has misappropriated any of its property or assets or falsified any of its records.

6.    THE COMPANY'S AND WARRANTORS' SOLVENCY

6.1   WINDING-UP

      No order has been made, petition presented or resolution passed for the winding up of the Company or any of the Warrantors and no meeting has been convened for the purpose of winding up the Company or any of the Warrantors.

6.2   ADMINISTRATION AND RECEIVERSHIP

      No steps have been taken for the appointment of an administrator or receiver (including an administrative receiver) of all or any part of the Company's or any of the Warrantors' assets.

6.3   COMPOSITIONS

      Neither the Company nor any of the Warrantors has made or proposed any arrangement or composition with its or his creditors or any class of its or his creditors.

6.4   INSOLVENCY

      Neither the Company nor any of the Warrantors is insolvent, or unable to pay its or his debts within the meaning of the insolvency legislation applicable to the Company and the Warrantors respectively and neither the Company nor any of the Warrantors has stopped paying its or his debts as they fall due.

6.5   UNSATISFIED JUDGMENTS

      No distress, execution or other process has been levied against the Company or action taken to repossess goods in the Company's possession. No unsatisfied judgment is outstanding against the Company.

6.6   FLOATING CHARGES

      No floating charge created by the Company has crystallised and, so far as the Warrantors are aware, there are no circumstances likely to cause such a floating charge to crystallise.

6.7   ANALOGOUS EVENTS

      No event analogous to any of the matters detailed in paragraph 6.1 to 6.6 has occurred in or outside England in respect of the Company or any of the Subsidiaries.

7.    THE COMPANY'S ACCOUNTS AND RECORDS

7.1   BOOKS AND RECORDS

      All accounts, books, ledgers, financial and other records of whatsoever kind ("RECORDS") of the Company:

      (A) have been fully, properly and accurately maintained on a consistent basis, are up to date and in the possession and control of the Company and contain true, complete and accurate records of all matters required by law to be entered therein;

      (B) do not contain or reflect any material inaccuracies or discrepancies; and

      (C) give and reflect a true and fair view of the financial, contractual and trading position of the Company and of its fixed and current assets and liabilities (actual and contingent) debtors and creditors (as appropriate) and all other matters which ought or would normally be expected to appear therein and no notice or allegation that any of the records is incorrect or should be rectified has been received.

7.2   ACCOUNTS

      The Audited Accounts:

      (A) were prepared in accordance with the requirements of all relevant Laws and accounting practices generally accepted in the United Kingdom at the time they were audited and commonly adopted by companies carrying on business similar to that of the Company (including all applicable Statements of Standard Accounting Practice and Financial Reporting Standards published by the Accounting Standards Board or the Accounting Standards Committee and not superseded and all applicable Statements of Recommended Practice published by bodies recognised by the Accounting Standards Board);

      (B) show a true and fair view of the assets and liabilities of the Company as at, and the profits of the Company for the accounting reference period ended on, the Balance Sheet Date;

      (C)   are not affected by any unusual or non-recurring items;

      (D) in the case of consolidated financial statements, show a true and fair view of the state of affairs of the Company and the Subsidiaries as a whole; and

      (E) apply bases and policies of accounting which have been consistently applied in the audited financial statements of the Company and, in the case of the Company and the Subsidiaries, in the audited consolidated financial statements for the three accounting reference periods ending on the Balance Sheet Date.

7.3   LOSSES

      The losses of the Company for the four years ended on the Balance Sheet Date as shown by the Audited Accounts and the audited accounts for such previous years and the trend of losses thereby shown have not (save as fairly disclosed in such accounts) been affected by the inclusion of non-recurring items of income or expenditure, by transactions of an abnormal or unusual nature or entered into otherwise than on normal commercial terms or by any other factors rendering such losses for all or any of those periods exceptionally high or low.

7.4   PROVISION FOR LIABILITIES

      Full provision has been made in the Audited Accounts for all actual liabilities of the Company outstanding at the Balance Sheet Date and proper provision (or note) in accordance with generally accepted accounting principles in the United Kingdom at the time they were audited has been made therein for all other liabilities of the Company then outstanding whether contingent, quantified, disputed or not including the cost of any work or material for which payment has been received or credit taken, any future loss which may arise in connection with uncompleted contracts and any claims against the Company in respect of completed contracts.

7.5   MANAGEMENT ACCOUNTS

      The Management Accounts have been carefully prepared in accordance with accounting policies consistent with those used in preparing the Audited Accounts and on a basis consistent with the management accounts prepared in the preceding year. The cumulative profits, assets and liabilities of the Company stated in the Management Accounts have not been materially mis-stated and are not materially inaccurate and the Warrantors do not consider the Management Accounts misleading.

7.6   RETURNS

      The Company has complied with the provisions of the Companies Acts and all returns, particulars, resolutions and other documents required under any Law to be delivered on behalf of the Company to the Registrar of Companies or to any other Authority have been properly made and delivered. All such documents which have been so delivered, whether or not required by any Law, were true and accurate when so delivered and the Company has not received notification of the levy of any fine or penalty for non-compliance by the Company or any director of the Company.

8.    THE COMPANY'S BUSINESS AND THE EFFECT OF THE SALE

8.1   BUSINESS SINCE THE BALANCE SHEET DATE

      Since the Balance Sheet Date:

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      (A)   the Company has carried on its business in the ordinary and usual course so as to maintain it as a going concern and without any interruption or alteration in the nature, scope or manner of its business;

      (B) there has been no material deterioration in the financial or trading position, profitability, prospects or turnover of the Company;

      (C) there has been no significant event or occurrence (including the loss of any significant customer or supplier) which has had or may following Completion have a material adverse affect on the Company's business or its value, profitability or prospects;

      (D) the Company has not borrowed or raised any money or taken any form of financial facility (whether pursuant to a factoring arrangement or otherwise);

      (E) the Company has paid its creditors in accordance with their respective credit terms or (if not) within the time periods usually applicable to such creditors and save as disclosed there are no debts outstanding by the Company which have been due for more than six weeks;

      (F) the Company has not entered into, or agreed to enter into, any commitment to acquire or dispose of on capital account any asset of a value in excess of (pound)50,000 or any commitment involving expenditure by it on capital account;

      (G) no share or loan capital has been issued or agreed to be issued by the Company;

      (H) other than in respect of any bonus issue of shares validly declared pursuant to the exercise of any employee share options, no distribution of capital or income has been declared, made or paid in respect of any share capital of the Company and (excluding fluctuations in overdrawn current accounts with bankers) no loan or share capital of the Company has been repaid in whole or part or has become liable to be repaid in whole or part;

      (I) the Company has not done or omitted to do anything which might prejudicially affect its goodwill; and

      (J) no substantial customer or supplier representing more than five per cent of sales or suppliers of any product or service of the Company has since 31 December 2003:

            (1) ceased or reduced the level of its trade with or supplies to the Company or indicated an intention to do any of the foregoing; or

            (2) changed or indicated an intention to change the terms on which it is prepared to trade with or supply the Company.

8.2   COMMISSION

      No one is entitled to receive from the Company any finder's fee, brokerage, or other commission in connection with this Deed or the sale and purchase of shares in the Company.

8.3   CONSEQUENCE OF SHARE ACQUISITION BY THE PURCHASER

      The acquisition of the OD2 Shares by the Purchaser and compliance with the terms of this Deed will not:

      (A) cause the Company to lose the benefit of any licence, consent, permit, approval or authorisation (public or private) or any right or privilege it presently enjoys or relieve any person of any obligation to the Company (whether contractual or otherwise) or enable any

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

            person to determine any such obligation or any contractual right or benefit now enjoyed by the Company or to exercise any right whether under an agreement with the Company or otherwise;

      (B) result in any present or future indebtedness of the Company becoming due or capable of being declared due and payable prior to its stated maturity;

      (C) give rise to or cause to become exercisable any right of pre-emption;

      (D) result in a breach of, or constitute a default under any provision of the memorandum or articles of association of the Company;

      (E) result in a breach of, or constitute a default under any order, judgement or decree of any Authority by which the Company is bound or subject; and

      (F) result in a breach of, or constitute a default under the terms, conditions or provisions of any agreement, understanding, arrangement or instrument (including, but not limited to, any of the Company's contracts)

      and, to the best of the knowledge and belief of the Warrantors, the Company's relationships with clients, customers, suppliers and employees will not be adversely affected thereby and the Warrantors are not aware of any circumstances (whether or not connected with the Purchaser or the sale of the OD2 Shares) indicating that, nor have they been informed or are otherwise aware that any person who now has business dealings with the Company would or might cease to do so from and after the Offer Date.

8.4   GRANTS

      The Company has not applied for or received any grant or other financial assistance from any Authority.

8.5   INSURANCES

      (A) Full particulars of all the insurance policies (including the limit and basis of cover under each policy and the amount of the applicable excess) in which the Company has an interest (the "COMPANY'S INSURANCEs") are given in the Disclosure Letter. The Company's Insurances afford the Company adequate cover against fire and such other risks as companies carrying on a similar business to the Company commonly cover by insurance and in particular:

            (1) the assets of the Company are insured in their full replacement value;

            (2) the Computer Systems are insured for all foreseeable risks to their full replacement value, together with incidental expenses, including, without limitation, costs and expenses of data recovery and reconstruction; and

            (3) the Company is now, and has at all material times been, fully covered against accident, damage, injury, third party loss (including product liability), loss of profits and other risks normally insured against by companies carrying on a similar business.

      (B) All the Company's Insurances are in full force and effect and will be maintained in full force without alteration pending Completion and all premiums have been paid on time. So far as the Warrantors are aware, there are no circumstances which might lead to any liability under any of the Company's Insurances being avoided by the insurers or the premiums being increased. There is no claim outstanding under any of the Company's Insurances nor are the Warrantors aware of any circumstances likely to give rise to a claim.

8.6   TRADING NAME

      The Company does not trade under any name other than its corporate name.

8.7   TRADE ASSOCIATIONS

      Full particulars of all trade or business associations of which the Company is a member are set out in the Disclosure Letter, and the Company is now and has been at all material times in compliance in all material respects with the regulations or guidelines laid down by any such trade or business association.

8.8   TERMS OF BUSINESS

      True and complete copies of the standard terms upon which the Company carries on business or provides goods or services to any person are annexed to the Disclosure Letter and the Company does not provide and has not provided any goods or services to any person on terms which differ from its standard terms as so annexed.

9.    THE COMPANY'S ASSETS

9.1   NET ASSET VALUE

      Save for any depreciation which has been applied in accordance with UK GAAP and the Company's normal accounting policies, in the period between the Balance Sheet Date and the date of this Deed, the value of the net tangible assets (which shall exclude any assets included in working capital) of the Company at the date of this Deed determined in accordance with the same accounting policies as those applied in the Audited Accounts (and on the basis that each fixed asset is valued at a figure no greater than the value attributed to it in the Audited Accounts or, in the case of any fixed asset acquired by the Company after the Balance Sheet Date, at a figure no greater than cost) is not less than the value of the net tangible assets of the Company at the Balance Sheet Date as shown in the Audited Accounts.

9.2   ASSETS AND CHARGES

      (A) Except for current assets disposed of by the Company in the ordinary course of its business, the Company is the owner legally and beneficially of and has good marketable title to all assets included in the Audited Accounts and all assets which have been acquired by the Company since the Balance Sheet Date and no Encumbrance is outstanding nor is there any agreement or commitment to give or create or allow any Encumbrance over or in respect of the whole or any part of the Company's assets, undertaking, goodwill or uncalled capital and no claim has been made by any person that he is entitled to any such Encumbrance.

      (B) Since the Balance Sheet Date, save for disposals in the ordinary course of its business, the assets of the Company have been in the possession of, or under the control of, the Company.

      (C) No asset is shared by the Company with any other person. The Company does not require or depend for the continuation of its business or for the continuation of the method or manner or scope of operation of its business in the same way or manner or on the same basis as heretofore upon any assets, premises facilities or services of any other person.

      (D) No charge in favour of the Company is void or voidable for want of registration.

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

9.3   DEBTS

      Save to the extent of the provision or reserve thereof contained or reflected in the Audited Accounts, any debts owed to the Company as recorded in the Company's books and records are good and collectable in the ordinary course of business. The rights of the Company in respect of such debts are valid and enforceable and are not subject to any defence, right of set-off or counter-claim, withholding or other deduction and no act has been done or omission permitted whereby any of them has ceased or might cease to be valid and enforceable in whole or in part. No amount included in the Audited Accounts as owing to the Company at the Balance Sheet Date has been released for an amount less than the value at which it was included in the Audited Accounts or is now regarded by the Warrantors as irrecoverable in whole or in part. The Company has not factored or discounted any of its debts or other receivables or agreed to do so.

9.4   TITLE RETENTION

      The Company has not acquired or agreed to acquire any material asset on terms that property therein does not pass until full payment is made.

9.5   FIXED ASSETS

      All fixed assets of the Company including all fixed and movable plant and machinery, vehicles, Computer Systems and other equipment used in, or in connection with, the business of the Company:

      (A) are in good repair and condition (taking into account their age and level of use), are in satisfactory working order and have been regularly and properly serviced and maintained and none is dangerous, inefficient, obsolete or in need of renewal or replacement;

      (B) are not unsafe, dangerous or in such a physical condition as to contravene the terms of any contract (express or implied) between the Company and any of its employees, customers or any other person, or otherwise contravene or infringe any Law applicable to the Company or any obligation to which it is subject or breach any duty of care which it owes;

      (C) are capable, and will (subject to fair wear and tear) be capable, over the period of time during which they will be written down to a nil value in the accounts of the Company, of doing the work for which they were designed or purchased; and

      (D)   are not surplus to the Company's current or proposed requirements.

9.6   INTELLECTUAL PROPERTY RIGHTS

      (A) Apart from the Listed IP, the Company does not own any registered Intellectual Property or applications to register Intellectual Property.

      (B) The Listed IP contains details of all material unregistered Intellectual Property owned by the Company.

      (C) The Company is the sole legal, beneficial and (where relevant) registered owner of the Listed IP.

      (D) All Intellectual Property owned by the Company is owned free from Encumbrances.

      (E) None of the Warrantors own any Intellectual Property that is used by the Company.

      (F)   In the last 4 years, the Company has not received:

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

            (1) notice that any Intellectual Property owned by or licensed to the Company is being claimed, opposed or challenged by any third party;

            (2) written advice from an in-house or external professional expressing doubt on the validity of any Intellectual Property owned by or licensed to the Company.

      (G) All fees, costs, charges and taxes required to maintain the Listed IP with the relevant registries and authorities have been duly paid on time.

      (H) The confidential information and know how used by the Company is kept confidential, and has not been disclosed to third parties other than in the ordinary course of business.

      (I) The Company is not subject to any injunction or undertaking prohibiting the infringement of Intellectual Property.

      (J) The activities of the Company that relate to making sound or video recordings available to third parties (whether through streaming, downloading or any other means) have not infringed the Intellectual Property of any third party during the last 4 years. The Warrantors have no reason for believing that any other activities of the Company may have infringed the Intellectual Property of any third party during the last 4 years.

      (K) The Warrantors have no reason for believing that any material Intellectual Property owned by the Company may have been infringed during the last 2 years.

      (L) The Company is not engaged in proceedings, nor has it in the last 2 years received or given written notice threatening proceedings, for infringement of Intellectual Property.

      (M)   Save as may appear from the Listed IP Agreements:

            (1) no third party has been authorised to use any material Intellectual Property owned by the Company nor has a third party been granted any other right, title or interest in such Intellectual Property;

            (2) other than off the shelf software licences the Company does not use or control any Intellectual Property under licence from a third party.

      (N) So far as the Warrantors are aware, the terms of the Listed IP Agreements have been complied with by all parties in all material respects.

      (O) In the last 2 years, the Company has not given or received written notice that purports to avoid, repudiate, rescind or terminate any agreement authorising the use of Intellectual Property.

      (P) Apart from the Listed Domain Names, the Company does not own any domain names.

      (Q) The Company complies in all material respects with all applicable laws and regulations regarding the collection, handling and use of personal data.

      (R) The Company has not been subject to nor threatened with any objections, claims, investigations or proceedings (whether of a criminal, civil or administrative nature) in respect of the manner in which the Company collects, handles or uses personal data.

9.7   COMPUTER SYSTEMS

      (A) Complete and accurate particulars of the Computer Systems have been Disclosed;

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

      (B) Save as may appear from any Computer Contracts that have been Disclosed, the Company is the sole owner of the Computer Systems free from Encumbrances;

      (C) The Company is entitled to use and, where necessary, to grant sub-licences to third parties to use the Computer Systems for the normal purposes of its business. All royalties and other payments due under the Computer Contract have been paid when due and there has been no act or default by the Company or, where appropriate, its sub-licensees or any other person which may in any way result in any of the Computer Contracts being terminated. None of such licences will be terminable as a result of the execution or completion of this Deed or the Offer.

      (D) The Computer Systems have been regularly maintained and supported and the Company has the benefit of appropriate maintenance and support agreements in respect of the Computer Systems with an independent contractor (not being any of the Warrantors or any person connected with any of them), details of which are Disclosed.

      (E) The Computer Systems have adequate capability and capacity for all the processing and other functions currently required by the Company as of the Offer Date.

      (F) The Company has an appropriate disaster recovery contract with a reputable independent service provider (not being any of the Warrantors or any person connected with any of them), details of which are Disclosed.

      (G) The Company has and follows appropriate procedures for ensuring the security of the Computer Systems and the confidentiality and integrity of all data stored within it.

      (H) The Company has possession of control of the source code of all software in the Computer Systems (other than commercial off the shelf software), and has all rights necessary to modify or procure the modification of such software.

      (I)   During the last three years, the Computer Systems have not:

            (1)   failed to function in any material respect;

            (2) been infected by any software virus (so far as the Warrantors are aware); nor

            (3) been accessed by any unauthorised person (so far as the Warrantors are aware).

10.   PREMISES

10.1  TITLE TO PREMISES

      (A) The particulars of the Premises shown in schedule 7 are true and correct. Except as shown the Company has no other estate or interest in or over land or premises and does not occupy any other land or premises and has not entered into any agreement to acquire or dispose of any land or premises or any estate or interest therein which has not been completed.

      (B) The owner of each of the Premises shown in schedule 7 is solely legally and beneficially entitled to and has good and marketable title to and exclusive occupation of such Premises.

      (C) Each of the Premises is held free from any Encumbrance, lease, sub-lease, tenancy, licence or right of occupation, rentcharge, exception, reservation, right, easement, quasi-easement or privilege (or agreement for any of the same) in favour of a third party.

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

      (D) The leases, sub-leases, tenancies, licences or agreements for any of the same under which the Premises are held are valid and subsisting against all persons, including any person in whom any superior estate or interest is vested.

      (E) There are appurtenant to each of the Premises all rights and easements necessary for its current use and enjoyment (without restriction as to time or otherwise).

10.2  MATTERS AFFECTING PREMISES

      (A) There is no covenant, restriction, burden, stipulation or outgoing affecting any Premises which is of an onerous or unusual nature or which conflicts with its current use.

      (B) No material breach of any covenant affecting the Company's title to the Premises is outstanding and the rent and any other sums due under any lease of the Premises has been paid up to date.

      (C) There are no disputes regarding boundaries, easements, covenants or other matters relating to the Premises or their use.

      (D) No breach of any planning laws, bye-laws, building regulations and other legislation has been committed in relation to the Premises.

      (E) The Company has not received any notice or order affecting the Premises from any authority or third party.

10.3  OUTSTANDING PREMISES LIABILITIES

      Except in relation to the Premises, the Company has no liabilities (actual or contingent) arising out of the conveyance, transfer, lease, sublease, tenancy, licence, agreement or other document relating to land or premises or an estate or interest in or over land or premises, including leasehold premises assigned or otherwise disposed of.

11.   THE COMPANY'S CONTRACTS

11.1  NO OTHER CONTRACTS

      There are not in force in relation to the Company's business, assets or undertaking any agreements, undertakings, understandings, arrangements or other engagements, whether written or oral, to which any of the Warrantors or any person connected with them is a party or of which it has the benefit or to which it is otherwise subject, the benefit of which would be required to be assigned to or otherwise vested in the Company to enable the Company to carry on its business and/or to enjoy all the rights and privileges attaching thereto and/or to any of its assets and undertaking in the same manner and scope and to the same extent and on the same basis as the Company has carried on business or enjoyed such rights prior to the date of this Deed.

11.2  THE COMPANY'S CONTRACTS

      Each of the Company's contracts is valid and binding and no notice of termination of any such contract has been received or served by the Company. So far as the Warrantors are aware there are no circumstances which currently or may in the future give rise to any counterparty giving notice to terminate any contract or failing to renew any contract with the Company or any of the Subsidiaries.

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

11.3  CONTRACTUAL ARRANGEMENTS

      The Company is not a party to or subject to any agreement, transaction, obligation, commitment, understanding, arrangement or liability which:

      (A) is of six months or greater duration or is incapable of complete performance in accordance with its terms within six months after the date on which it was entered into or undertaken or is otherwise of a length that is greater than is customary in businesses of a similar nature to that of the Company; or

      (B) is known by the Warrantors or by the Company to be likely to result in a loss to the Company on completion of performance; or

      (C) cannot readily be fulfilled or performed by the Company on time and without undue or unusual expenditure of money or effort; or

      (D) involves or is likely to involve obligations, restrictions, expenditure or receipts of an unusual, onerous or exceptional nature; or

      (E) is a contract for services (other than contracts for the supply of electricity or other utilities or normal office services) or is in the nature of an agency, distribution, franchise or management agreement; or

      (F) requires the Company to pay any commission, finder's fee, royalty or the like; or

      (G) involves liabilities which may fluctuate in accordance with an index or rate of currency exchange or interest or movements in the price of any securities or commodities; or

      (H) is a contract for the supply of assets to the Company on hire, lease, hire purchase, credit or deferred payment terms; or

      (I) is dependent on the guarantee or covenant of or security provided by any other person; or

      (J) in any way restricts the Company's freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit; or

      (K) is a contract for the sale of shares or assets comprising a business undertaking which contains warranties or indemnities under which the Company still has a remaining liability or obligation; or

      (L) can be terminated as a result of any change in the underlying ownership or control of the Company, or would be materially affected by such change; or

      (M) is in any way otherwise than in the ordinary course of the Company's business.

11.4  SUBSTANTIAL OR SIGNIFICANT CONTRACTS

      No contract, agreement, transaction, obligation, commitment, understanding, arrangement or liability entered into by the Company and now outstanding or unperformed involves any of the following:

      (A) obligations on the part of the Company which will cause or are likely to cause the Company to incur expenditure or an obligation to pay money in excess of (pound)100,000; or

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

      (B) obligations on the part of the Company to purchase any specified minimum quantity or any specified minimum percentage of its total requirement for any service, bandwidth or music for download from any one supplier; or

      (C) the supply by the Company of any product or services whether by way of lease or outright sale or otherwise to any one customer such that the value of such supplies exceeds or is likely to exceed 5 per cent. of the total turnover of the Company in the financial year ending on the Balance Sheet Date or in any subsequent year.

11.5  DEFAULTS

      (A) Neither the Company nor, so far as the Warrantors are aware, any other party to any agreement with the Company is in default thereunder, and the Company is not aware of any invalidity or grounds for termination, avoidance, rescission or repudiation of any agreement to which the Company is a party which, in any such case, would be material in the context of the financial or trading position of the Company nor (so far as the Warrantors are aware) are there any circumstances likely to give rise to any such event.

      (B) Full details of any customers (or any persons to whom the Company in the course of business has supplied goods and services in the 12 months ending on the date of this Deed) who have defaulted (or who are believed by the Company to be likely to default) in any material respect in the payment when due of any monies to the Company are specified in the Disclosure Letter.

11.6  SURETIES

      No Warrantor nor any other person has given any guarantee of or security for, any overdraft loan, loan facility or off-balance sheet financing granted to the Company nor has the Company given any guarantee of or security for any overdraft loan, loan facility or off-balance sheet financing granted to any of the Warrantors or any person connected with any of them and there is not now outstanding in respect of the Company any guarantee or warranty or agreement for indemnity or for suretyship given by or for the accommodation of the Company or in respect of the Company's business.

11.7  POWERS OF ATTORNEY

      No power of attorney given by the Company (other than to the holder of an Encumbrance solely to facilitate its enforcement) is now in force. No person, as agent or otherwise, is entitled or authorised to bind or commit the Company to any obligation not in the ordinary course of the Company's business, and the Warrantors are not aware of any person purporting to do so.

11.8  INSIDER CONTRACTS

      Other than in respect of:

      (A) the subscription agreement dated 28 September 2000 between, amongst others, the Company, Peter Gabriel and Charles Grimsdale;

      (B) the debenture dated 24 April 2003 to secure the Company's obligations under various loan notes to, amongst others, Peter Gabriel (dated 24 April 2003) and the related inter creditor agreement dated 24 April 2003;

      (C) the investment agreement dated 21 December 2001 between, amongst others, the Company, Charles Grimsdale, Peter Gabriel and other directors; and

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

      (D) the investment agreement dated 29 November 2000 between, amongst others, the Company, Charles Grimsdale, Peter Gabriel and other directors and the IP Assignment Agreement between salestech.co.uk limited and the Company dated 15 November 2000:

            (1) there is not outstanding, and there has not at any time during the last six years been outstanding, any agreement or arrangement to which the Company is a party and in which

                  (a)   any of the Warrantors;

                  (b) any person beneficially interested in the Company's share capital;

                  (c)   any Director; or

                  (d)   any person connected with any of them

                        is or has been interested, whether directly or indirectly.

            (2) the Company is not a party to, nor have its profits or financial position during such period been affected by, any agreement or arrangement which is not entirely of an arm's length nature; and

            (3) all costs incurred by the Company have been charged to the Company and not borne by any of the Warrantors or any person connected with any of them or any other person.

11.9  DEBTS

      There are no debts owing by or to the Company other than debts which have arisen in the ordinary course of business, nor has the Company lent any money which has not been repaid.

11.10 OPTIONS AND GUARANTEES

      The Company is not a party to any option or pre-emption right, and it has not given any guarantee, suretyship, comfort letter or any other obligation (whatever called) to pay, provide funds or take action in the event of default in the payment of any indebtedness of any other person or in the performance of any obligation of any other person.

11.11 TENDERS, ETC.

      No offer, tender, or the like is outstanding which is capable of being converted into an obligation of the Company by an acceptance or other act of some other person and the Company is not in negotiations with, nor has it put proposals forward or entered into discussions with any customer or supplier for the renewal of any existing business or acquisition of any new business.

11.12 DOCUMENTS

      All title deeds and agreements to which the Company is a party and other documents owned by or which ought to be in the possession or control of the Company are in the possession or control of the Company and are properly stamped and are free from any Encumbrance.

11.13 MSN CONTRACT

      The Company has signed an agreement dated 01 June 2004, with Microsoft Corporation in relation to the provision of the OD2 music service, the full terms of which are contained in the Disclosure Letter.

12.   THE COMPANY AND ITS BANKERS

12.1  BORROWINGS

      The total amount borrowed by the Company from its bankers does not exceed its facilities and the total amount borrowed by the Company from whatsoever source does not exceed any limitation on its borrowing contained in its articles of association, or in any debenture or loan stock deed or other instrument.

12.2  CONTINUANCE OF FACILITIES

      Full details of all overdrafts, loans or other financial facilities outstanding or available to the Company are given in the Disclosure Letter and true and correct copies of all documents relating thereto are annexed to the Disclosure Letter and neither the Warrantors nor the Company has done anything whereby the continuance of any such facilities in full force and effect might be affected or prejudiced.

12.3  OFF-BALANCE SHEET FINANCING

      The Company has not engaged in any borrowing or financing not required to be reflected in the Audited Accounts.

12.4  BANK ACCOUNTS

      Full particulars of all the bank and deposit accounts of the Company and of the credit or debit balances on such accounts as at 28 May 2004 (the "STATEMENT DATE") are given in the Disclosure Letter. Since the Statement Date there have been no payments out of any such accounts except for routine payments in the ordinary course of the Company's business.

13.   DIRECTORS, EMPLOYEES AND WORKERS

13.1  DIRECTORS

      The details set out in schedule 3 and schedule 4 show the full names of and offices held by each person who is a director of the Company or its Subsidiaries and no other person is a director or shadow director of the Company or its Subsidiaries.

13.2  WORKFORCE

      (A)   The names of all of the Employees are set out in the Disclosure
            Letter.

      (B) There is no person who has accepted an offer of employment made by the Company or its Subsidiaries whose employment has yet to start and there are no offers of employment which have been issued and remain open for acceptance.

      (C) other than the Employees, there are no workers, consultants, agency workers or other individuals employed or otherwise engaged (either personally or through a personal services company) by the Company or any Subsidiary.

13.3  TERMS AND CONDITIONS OF ENGAGEMENT

      (A) The terms and conditions of engagement in respect of each Employee are Disclosed, together with (to the extent not detailed in such terms and conditions): name of employer, name, sex, date of birth, length of continuous service, date of commencement of engagement, notice period (or date of expiry of fixed term), the position held and job location, country of domicile, country of residence, governing law of contract, salary, fees or wages (stating whether overtime is contractual or discretionary), pay review date, holiday entitlement, pension entitlement, commission, profit sharing, bonus and incentive arrangements.

      (B) No Employee is entitled to benefits or other payments (including payments on redundancy, retirement or termination of employment) that exceed the required level for such benefits or payments as set out by Law from time to time.

      (C) No changes to the terms and conditions or benefits of any Employee have been proposed or agreed or are due to be considered within 12 months after Completion.

      (D) The Company has no legal obligation or ex gratia arrangement to pay pensions, gratuities, superannuation, allowances or any other benefit to any person who is not an Employee.

13.4  SHARE SCHEMES

      (A) Details of any shares, share options or rights in respect of shares in the Company or any Subsidiary held by any person including details of the plan or scheme under which they are granted are set out in full in the Disclosure Letter.

      (B) The Company or any Subsidiary is not obliged to grant any options or rights under any share ownership or share option plan.

13.5  OUTSTANDING OBLIGATIONS

      No amounts due to, or in respect of any Employee are in arrears or unpaid and there are no amounts other than salary in respect of the month in which Completion occurs and unpaid expenses incurred in the ordinary course) that have accrued but are not yet due to be paid.

13.6  TERMINATION OF EMPLOYMENT

      During the 12-month period prior to Completion no person has ceased to be employed by the Company or any Subsidiary (other than through death or retirement at normal retirement age), and no person has given or received notice terminating his employment.

13.7  ABSENT EMPLOYEES

      (A)   No Employee is absent due to:

            (1)   maternity, adoption, paternity or parental leave;

            (2)   disability;

            (3)   sickness lasting for more than two consecutive weeks;

            (4)   other leave of absence;

            (5)   secondment; or

            (6)   for any other reason.

      (B) No person has a legal or contractual right to return to work in the Company or any Subsidiary.

      (C) No Employee is currently claiming under any medical, health or disability benefit plan provided as a benefit of his employment.

13.8  DISPUTES OR CLAIMS

      The Company or any Subsidiary is not involved in any existing, pending or threatened industrial claim or dispute or a claim or dispute by or in respect of any Employee, former employee or employee representative ("EMPLOYMENT DISPUTE") and has not been involved in any Employment Dispute in the 12 months prior to Completion. There are no facts that might suggest that there may be grounds for any Employment Dispute; or that any of the provisions of this Deed (including the identity of the Purchaser) may lead to any Employment Dispute.

13.9  LOANS TO EMPLOYEES

      The Company or any Subsidiary has not made any loan or advance that is outstanding to any Employee or former employee.

13.10 COMPLIANCE WITH LEGISLATION

      (A) The Company and the Subsidiaries have complied in all material respects with all laws and codes of practice in respect to its employees.

      (B) The Company and the Subsidiaries have maintained adequate records regarding the service of each Employee, and will deliver these records to the Purchaser or to such person as the Purchaser may direct, at Completion.

      (C) There are no Employees who are persons not granted leave to enter or remain in the United Kingdom, or who are not entitled to work in the United Kingdom in terms of the Asylum and Immigration Act 1996.

13.11 TRANSFER OF UNDERTAKINGS

      (A) During the 12 month period prior to Completion, the Company and the Subsidiaries have not been party to any relevant transfer as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981 (a "RELEVANT TRANSFER").

      (B) No Employee (or former employee) has transferred to the Company or any Subsidiary under a Relevant Transfer who at any time prior to the Relevant Transfer:

            (1)   was a member of an occupational pension scheme; or

            (2) was a member of a scheme providing an interest in or option over shares where that scheme has not been materially replicated by the Company or any Subsidiaries.

13.12 EMPLOYEES REPRESENTATIVES AND COLLECTIVE AGREEMENTS

      (A) The Company and any Subsidiaries have not recognised (or done any act which might be construed as recognition of) any trade union, whether voluntarily or in terms of the statutory procedure set out in the Trade Union and Labour Relations (Consolidation) Act 1992, nor entered into any kind of collective agreement, understanding or arrangement with a trade union in relation to any of the Employees.

      (B) The Company or any Subsidiary has no agreement or arrangement with and has not at any time provided information to or consulted with, a works council, staff association or any other employee representative in relation to any of the Employees.

      (C) The Company and the Subsidiaries have complied with all collective, workforce and other agreements and obligations affecting its relations with, or the conditions of service of the Employees.

      (D) The Company and the Subsidiaries have at all times complied with its obligations to inform and/or consult with employee representatives of the Employees.

13.13 PENSION

      (A)   Neither the Company nor any Subsidiary has at any time been:

            (1) a party to or had any obligation to any scheme or arrangement for the provision of any pension, retirement (including on early retirement) or death benefits (including in the form of a lump sum) (together referred to as "PENSION BENEFITS") to or for the benefit of any of the Employees, Former Employee or present or former officers of the Company or any of their families or dependants (such scheme or arrangement being a "RELEVANT SCHEME"); or

            (2) obliged to provide Pension Benefits to any Employee or Former Employee.

      (B) Neither the Company nor any Subsidiary provides, participates in or contributes to or has any obligation to provide, participate in or contribute to, nor has it or they ever provided, participated in or contributed to, any gratuity or allowance under a Relevant Scheme.

      (C) No Employee or Former Employee is entitled to any Pension Benefits that become payable before their normal retirement age as stated in their contract of employment or the benefit scheme itself.

      (D) The Company and each Subsidiary complies and has at all times complied in all material respects with any duty to facilitate access to a stakeholder pension arrangement under Section 3 of the Welfare Reform and Pensions Act 1999.

      (E) No proposal or announcement has been made to any Employee or Director about the introduction, continuance, increase or improvement of any pension, lump sum, death, ill-heath, disability or accident benefit.

      (F) The Disclosure Letter contains the rate of contributions which the Company and any Subsidiary currently pays to a pension scheme in respect of each Employee and former employee.

      (G) All employer's and employees' contributions or other payment which have fallen due for payment to, or in respect of, the Employees or any former employees by the Company and/or any Subsidiary prior to Completion have been paid.

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14.   INVESTMENT REPRESENTATIONS

14.1  STATUS

      Each shareholder or person entitled to acquire shares or securities in the Company is either:

      (A)   an Accredited Investor; or

      (B) not a U.S. Person and is not acquiring any part of the Consideration for the account of or on behalf of such a U.S. Person.

14.2  HOLDING FOR OWN ACCOUNT

      Each Obligor confirms that such Obligor is acquiring the Consideration for such Obligor's own account, for investment purposes only, and not with a view toward the resale or distribution thereof, except pursuant to effective registrations or qualifications relating thereto under the Securities Act and applicable U.S. state securities or "blue sky" laws or pursuant to an exemption therefrom.

14.3  OBLIGOR'S BUSINESS EXPERIENCE

      Each Obligor has such knowledge and experience in financial and business matters so that such Obligor is capable of evaluating the relative merits and risks of an investment in the Purchaser. Each Obligor has adequate means of providing for its, his or her current economic needs and possible personal contingencies, has no need for liquidity in its, his or her investment in the Purchaser and is able financially to bear the risks of such investment.

14.4  OFFSHORE TRANSACTION

      (A) Each Obligor agrees that it will not offer or sell or otherwise transfer or assign any part of the Consideration or the right to receive any part of the Consideration (i) in the United States or to, or (ii) for the benefit or account of, a U.S. Person, until one year after Completion, other than pursuant to registration under the Securities Act, Regulation S promulgated under the Securities Act or another available exemption from the registration requirements of the Securities Act. Each Obligor also agrees that, from the date of this Deed to the date one year following Completion, it will require any purchaser of any part of the Consideration to certify to such Obligor either that:

            (1) it is not a U.S. Person and its is not acquiring any part of the Consideration for the account or benefit of a U.S. Person; or

            (2) it is a U.S. Person acquiring such part of the Consideration in a transaction not requiring registration under the Securities Act.

      (B) Each Obligor agrees that it will not engage in hedging transactions with regard to the Consideration unless in compliance with the Securities Act.

14.5  UNREGISTERED SECURITIES; REGISTRATION RIGHTS

      Each Obligor understands that:

      (A) the Consideration will not have been registered under the Securities Act or the securities laws of any state or other jurisdiction in reliance upon exemptions from such registration requirements for non-public offerings;

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

      (B) the Consideration may not be sold, pledged or otherwise transferred except pursuant to effective registration statements under the Securities Act and qualification under applicable state securities or blue sky laws or pursuant to an exemption therefrom; and

      (C) the Purchaser is not under any obligation to register the Consideration under the Securities Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available (except to the extent provided in the terms of the Offer).

14.6  LEGENDS

      Each Obligor understands that the Consideration, and any securities issued in respect of or in exchange for the Consideration, will bear the following legend (or a legend with similar effect) and that all transfers of any such securities must satisfy the provisions of such legend:

            THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, REGULATION S PROMULGATED UNDER THE ACT OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND, IN THE CASE OF A TRANSACTION NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

            THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS (INCLUDING SALES VOLUME LIMITATIONS) SET FORTH IN THAT CERTAIN DEED POLL OF WARRANTY AND INDEMNITY DATED AS OF 22 JUNE, 2004, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY UPON REQUEST.

14.7  STOP TRANSFER INSTRUCTIONS

      Each Obligor agrees that, in order to ensure compliance with the transfer restrictions described in this paragraph 14, the Purchaser shall issue `stop transfer' instructions to its stock transfer agent.

14.8  NO REQUIREMENT TO TRANSFER

      The Purchaser shall not be required:

      (A) to transfer or have transferred on its books any part of the Consideration that has been sold or otherwise transferred in violation of any of the provisions of this Deed or the Offer; or

      (B) to treat as owner of such Consideration or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Consideration shall have been so transferred in violation of any provision of this Deed or the Offer.

14.9  NO PUBLIC SOLICITATION

      Each Obligor represents that at no time was such Obligor presented with or solicited by any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the transactions contemplated by this Deed or the Offer.

14.10 PRINCIPAL RESIDENCE OR PRINCIPAL PLACE OF BUSINESS

      The address shown after each shareholder or person entitled to acquire shares in schedule 1 and schedule 2 is such person's principal residence if such person is an individual or such person's principal place of business if it is an entity.

14.11 CONSULTATION WITH COUNSEL

      Each Obligor has carefully read this Deed and, to the extent such Obligor believes necessary, has discussed with such Obligor's legal advisors the representations, warranties and agreements that such Obligor makes herein and the applicable limitations upon such Obligor's resale of the Consideration.

15.   LIABILITIES OF THE COMPANY

      The Company has incurred no liability for any costs or professional fees in connection with the making of the Offer and has not taken any action in breach of section 151 of the Companies Act 1985 in connection with the making of or completion of the Offer.

                                SCHEDULE 6 : TAX

1.    INTERPRETATION

      In this schedule and in schedule 11, where the context admits:

      "TAX" means all forms of taxation, duties, levies, and imposts whether of the United Kingdom or any other jurisdiction including (without limitation) corporation tax, including instalment payments in respect of corporation tax, advance corporation tax, the charge under s.419 Taxes Act 1988, the charge under s.747 Taxes Act 1988, income tax, capital gains tax, the charge under s.601(2) Taxes Act 1988, value added tax, the charge to tax under Schedule 9A Value Added Tax Act 1994, duties of excise, customs and other import duties, inheritance tax, stamp duty, stamp duty reserve tax, stamp duty land tax, capital duties, national insurance contributions, landfill tax, insurance premium tax, climate change levy, aggregates levy, local authority council taxes, petroleum revenue tax, amounts payable in consideration for the surrender of group relief or advance corporation tax or refunds pursuant to s.102 Finance Act 1989, and any payment whatsoever which the Company may be or become bound to make to any person as a result of the operation of any enactment relating to any such taxes or duties and all penalties, fines, charges and interest relating to any of the foregoing or resulting from a failure to comply with the provisions of any enactment relating to taxation;

      "TAXES ACT 1988" means Income and Corporation Taxes Act 1988;

      "TCGA 1992" means the Taxation of Chargeable Gains Act 1992;

      "VALUE ADDED TAX" and "VAT" mean value added tax as provided for in the Value Added Tax Act 1994 and legislation supplemental thereto or replacing, modifying or consolidating it;

      references to income or profits or gains earned, accrued or received shall include income or profits or gains treated as earned, accrued or received for the purposes of any legislation; and

      references to the "COMPANY" include each of the Subsidiaries.

2.    GENERAL TAXATION MATTERS

2.1   RESIDENCE

      The Company is and always has been resident for Tax purposes only in the jurisdiction in which it is incorporated.

2.2   TAX PROVISIONS

      Full provision or reserve has been made in the Audited Accounts for all Tax liable to be assessed on the Company or for which it is accountable in respect of income, profits or gains earned, accrued or received on or before the Balance Sheet Date and any event on or before the Balance Sheet Date including distributions made down to such date or provided for in the Audited Accounts and full provision has been made in the Audited Accounts for deferred Tax calculated in accordance with generally accepted accounting practice.

2.3   RETURNS

      The Company has properly and punctually made all returns and provided all information required for Tax purposes, all such returns and information remain correct and complete and none of such returns is disputed by the Inland Revenue or any other Taxation authority concerned (in the United Kingdom or elsewhere) and the Warrantors are not aware that any dispute is likely, or that any event, act or omission has occurred which would or might give rise to any penalty or interest. The Disclosure Letter contains details of any amendments made to any such return either by the Company or the Inland Revenue or other authority concerned and any such amendment made by the Company was properly and punctually made and is not disputed by the Inland Revenue or the Taxation authority concerned (as the case may be).

2.4   RECORDS

      The Company has kept and preserved all such records and information as may be needed to enable it to deliver correct and complete returns for its accounting periods.

2.5   PAYMENT OF TAX

      The Company has duly and punctually paid all Tax which it has become liable to pay. The Company is under no liability to pay any penalty, fine or interest in connection with any claim for Tax and the Warrantors are not aware of any circumstances existing which may give rise to any such penalty, fine or interest.

2.6   CORPORATION TAX INSTALMENT PAYMENTS

      The Company is not and has never been a large company for the purposes of the Corporation Tax (Instalment Payments) Regulations 1998.

2.7   AUDITS

      The Company has in the last seven years neither received any visit or inspection from any Tax authority nor any notice of enquiry into any return made by the Company.

2.8   TRANSFERRED TAX REFUNDS

      The Disclosure Letter contains particulars of all arrangements and agreements relating to the transfer of tax refunds to which the Company is or has been a party; and

      (A) all claims by the Company for the transfer of tax refunds were when made and are now valid and have been or will be allowed by way of discharging the liability of the recipient company to pay any corporation tax;

      (B) the Company has received all payments due to it under any such arrangement or agreement or transfer of tax refunds made by it and no such payment is likely to be repaid; and

      (C) save in respect of this Deed, there have not been in existence in relation to the Company any such arrangements as are referred to in
            s.410 Taxes Act 1988.

2.9   SPECIAL ARRANGEMENTS AND CONCESSIONS

      (A) Full details of any special arrangements (including, without limitation, any arrangements relating to the taxation of foreign exchange gains and losses and/or derivative contracts and/or loan relationships) which have been made with any Tax authority or relied upon by the Company, in either case within the last seven years, are set out in the Disclosure Letter.

      (B) Full details of any arrangements relating to the discharge of any liability for corporation tax of the Company by any other company or the discharge of any liability for corporation tax of any other company by the Company are set out in the Disclosure Letter.

      (C) The Company has not taken any action which has had, or is likely to have, the result of prejudicing or disturbing any such arrangement.

3.    DISTRIBUTIONS AND PAYMENTS

3.1   DISTRIBUTIONS

      (A) No distribution within the meaning of ss.209, 210 and 212 Taxes Act 1988 has been made by the Company except dividends shown in its audited accounts nor is the Company bound to make any such distribution.

      (B) No securities (within the meaning of s.254(1) Taxes Act 1988) issued by the Company and remaining in issue at the date hereof were issued in such circumstances that the interest payable thereon falls to be treated as a distribution under ss.209(2)(d), 209(2)(da) or 209(2)(e) Taxes Act 1988.

      (C) The Company has not made or received any distribution which is an exempt distribution within s.213 Taxes Act 1988.

      (D) The Company has not received any capital distribution to which the provisions of s189 TCGA 1992 could apply.

      (E) The Company has not issued any share capital, nor granted options or rights to any person which entitles that person to require the issue of any share capital to which the provision of s.249 Taxes Act 1988 could apply.

3.2   PAYMENTS UNDER DEDUCTION

      (A) All payments by the Company to any person which ought to have been made under deduction of Tax have been so made and the Company has (if required by law to do so) provided certificates of deduction to such person and accounted to the Inland Revenue for the Tax so deducted.

      (B) The Disclosure Letter contains details of any payments made by the Company in relation to which no tax, or tax at a reduced rate, has been deducted in reliance on the provisions of s.349A or s.349E Taxes Act 1988.

3.3   PAYMENTS AND DISALLOWANCES

      No rents, interest, annual payments or other sums of an income nature which the Company is under an obligation to pay in the future are wholly or partially disallowable as deductions or charges in computing profits for the purposes of corporation tax by reason of the provisions of ss.74, 125, 338, 338B, 577, 577A, 779 to 784, and 787 Taxes Act 1988 or
      otherwise.

4.    GROUP RELIEF

      The Disclosure Letter contains particulars of all arrangements and agreements relating to group relief under section 402 ICTA to which the Company is or has been a party and:

      (A) all claims by the Company for group relief were when made and are now valid and have been or will be allowed by way of relief from corporation tax;

      (B) the Company has not made nor is liable to make any payment under any such arrangement or agreement save in consideration for the surrender of group relief allowable to the Company by way of relief from corporation tax and equivalent to the Tax for which the Company would have been liable had it not been for the surrender;

      (C) the Company has received all payments due to it under any such arrangement or agreement for surrender of group relief made by it and no such payment is liable to be repaid;

      (D) the Company is not a dual resident investing company within the meaning of s.404 Taxes Act 1988; and

      (E) save in respect of this Deed, there have not been in existence in relation to the Company any such arrangements as are referred to in
            s.410 Taxes Act 1988.

5.    CLOSE COMPANIES

      (A) No distribution within s. 418 Taxes Act 1988 has been made by the Company.

      (B) The Company has not made (and will not be deemed to have made) any loan or advance to a participator or an associate of a participator so as to become liable to make any payment under s.419 Taxes Act 1988.

6.    ANTI-AVOIDANCE

6.1   S.765 TAXES ACT 1988

      The Company has not without the prior consent of the Treasury been a party to any transaction for which consent under s.765 Taxes Act 1988 was required. Where such consent would have been required but for the provisions of s.765A(1) Taxes Act 1988, the Company has complied in full with the requirements of The Movements of Capital (Required Information) Regulations 1990 and a copy of the notification required pursuant thereto is annexed to the Disclosure Letter.

6.2   CONTROLLED FOREIGN COMPANIES

      (A) The company does not have and has not at any time had any interest in any Controlled Foreign Company:

      (B) For the purposes of paragraph 7.3(A), "Controlled Foreign Company" means any company (a "FOREIGN COMPANY") in respect of which both:

            (1) that foreign company is a controlled foreign company within the meaning of s.747(2) Taxes Act 1988; and

            (2) in the event that an apportionment of the chargeable profits of that foreign company pursuant to s.752 Taxes Act 1988 falls to be made under s.747(3) Taxes Act 1988, the total proportion of the foreign company's chargeable profits that would be apportioned to the Company and to persons who are connected to or associated with the Company, would be at least;

                  (a) 25 per cent in respect of one or more accounting periods ending on or after 01 July 1999; or

                  (b) 10 per cent in respect of one or more accounting periods ending before 01 July 1999.

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

6.3   ANTI-AVOIDANCE

      (A) The Company has not at any time entered into or been a party to a transaction or series of transactions either

            (1) containing steps inserted without any commercial or business purpose or

            (2) being transactions to which any of the following provisions apply:

                  ss. 703, 730, 737A-C, 739, 774, 776, 779, 780, 781 or 786
                  Taxes Act 1988, s.168A Finance Act 1994, schedule 9 paragraph 13 Finance Act 1996, paragraph 21 schedule 20 Finance Act 2000, paragraph 16 schedule 12 Finance Act 2002, schedule 29 paragraph 111 Finance Act 2002, schedule 26 paragraph 23 Finance Act 2002 or paragraph 5 schedule 7 AC TCGA 1992 without, in the appropriate cases, having received clearance in respect thereof from the Inland Revenue.

      (B) The Company has never been requested to furnish information pursuant to notices served under ss. 745 or 778 Taxes Act 1988.

      (C) In respect of every transaction or series of transactions under which the Company is an affected person within the meaning of
            Schedule 28AA Taxes Act 1988:

            (1) provision between the Company and other affected persons is not susceptible to adjustment by the Inland Revenue; and

            (2) the Company has prepared and retained all such documentation as is necessary to identify the terms of the transactions and the methodology used in arriving at arm's length terms for such transactions.

6.4   RENT FACTORING ETC

      The Company has not entered into a finance agreement as defined in s.43A Taxes Act 1988 such as will result in any finance amount (as defined in s.43B Taxes Act 1988) or lease premium (as referred to in s.43D Taxes Act
      1988) being treated as taxable income of the Company.

7.    CAPITAL ASSETS

7.1   BASE VALUES

      (A)   The Disclosure Letter contains full particulars of:

            (1) the extent to which the book value of an asset or a particular class of assets as shown in the Audited Accounts is in excess of either:-

                  (a) the amount falling to be deducted under s.38 TCGA 1992 from the consideration receivable on a disposal of that asset, or

                  (b) the balance of the qualifying expenditure attributable to that asset or pool of assets, as the case may be, brought forward into the accounting period in which Completion will occur and save to the extent disclosed, no such excess exists; and

            (2) the extent to which provision for Tax in respect of such excess has been made in the Audited Accounts.

7.2   ROLL-OVER/HOLD OVER RELIEF

      The Disclosure Letter contains full particulars of all claims made by the Company under ss.152 to 156, s.158, s.165, s179B, ss.242 to 245, s.247 or
      s.248 TCGA 1992 and no such claim has been made by any other person (in particular pursuant to s.165 or s.175 TCGA 1992) which affects or could affect the amount or value of the consideration for the acquisition of any asset by the Company taken into account in calculating liability to corporation tax on chargeable gains on a subsequent disposal.

7.3   VALUE SHIFTING

      The Company does not hold, and has never held, any shares upon the disposal of which ss.31, 31A or 32 TCGA 1992 could apply.

7.4   CONNECTED PARTY AND INTRA-GROUP TRANSACTIONS

      (A) The Company has not disposed of or acquired any asset to or from any person connected with it within s.839 Taxes Act 1988 or in circumstances such that the provision of s.17 TCGA 1992 could apply to such disposal or acquisition.

      (B) The Company has not acquired any asset (past or present) from any other company then belonging to the same group of companies as the Company within the meaning of s.170(2) to (14) TCGA 1992.

      (C) The Company has not made, and is not entitled to make, a claim pursuant to s.172 TCGA 1992 in relation to disposals made before 01 April 2000.

      (D)   The Company has not made any joint election under s.171A TCGA 1992.

      (E)   The Company has not made any joint election under s.179A TCGA 1992.

      (F) The Company has not made any claim under s.140 TCGA 1992 (Postponement of charge on transfer of assets to non-resident company).

7.5   GROUP RECONSTRUCTIONS

      The Company has not been party to any scheme of reconstruction or reorganisation to which the provisions of s.139 TCGA 1992, s.703 Taxes Act 1988 or to which s.343 Taxes Act 1988 could apply.

7.6   CHARGEABLE DEBTS

      The Company is not owed a debt, other than a debt on a security, on the disposal or satisfaction of which a liability to corporation tax on chargeable gains will arise by reason of s.257 TCGA 1992.

7.7   RELIEF FOR LOSSES TO TRADERS AND QUALIFYING CORPORATE BONDS

      No claim for relief has been allowed to the Company pursuant to ss.253 and 254 TCGA 1992 in respect of any loan and no chargeable gain has or is likely to arise pursuant to ss.253(5), (6), (7), or (8) or s.254(9) or
      (10) of the TCGA 1992.

7.8   CHARGEABLE POLICIES

      The Company has not acquired benefits under any policy of assurance otherwise than as original beneficial owner.

7.9   GAINS ACCRUING TO NON-RESIDENT COMPANIES OR TRUSTS

      There has not accrued any gain in respect of which the Company may be liable to corporation tax on chargeable gains by virtue of the provisions of s.13 or s.87 TCGA 1992.

7.10  COMPANY MIGRATION

      There are no circumstances pursuant to which the Company may become liable to tax pursuant to s.185 (Deemed disposal of assets on company ceasing to be resident in U.K.), s.187 (Postponement of charge on deemed disposal) TCGA 1992 or s.132 (Liability of other persons for unpaid tax) Finance Act 1988 or s.191 TCGA 1992 (Non-payment of tax by non-resident companies).

7.11  RECOVERY OF UNPAID TAX

      There are no circumstances in existence which could lead to a notice requiring payment of unpaid tax being served on the Company pursuant to s.190(3) Taxation of Chargeable Gains Act 1992 (Tax recoverable from another group company or controlling director) or schedule 28 paragraph 3 Finance Act 2000 (Recovery of tax payable by non-resident company).

8.    INTANGIBLE ASSETS

8.1   GENERAL

      (A) The Disclosure Letter contains full particulars of all assets of the Company to which the provisions of Schedule 29 Finance Act 2002 apply ("INTANGIBLE ASSETS").

      (B) No election has been made by the Company under paragraph 10 Schedule 29 Finance Act 2002 in respect of any Intangible Assets of the Company.

      (C) The Disclosure Letter contains full particulars of the extent to which the book value of any Intangible Assets as shown in the Audited Accounts exceeds their tax written down value.

8.2   CLAIMS

      The Disclosure Letter contains full particulars of:

      (A) all claims made by the Company under Part 7 Schedule 29 Finance Act 2002 and no such claim has been made by any other person (in particular by virtue of Part 9) which affects or could affect the cost for tax purposes of any asset acquired by the Company; and

      (B) any declaration of provisional entitlement to relief made under paragraph 43 Schedule 29 Finance Act 2002.

8.3   CONNECTED PARTIES AND INTRA-GROUP TRANSACTIONS

      (A) The Disclosure Letter contains full particulars of any Intangible Asset acquired from any other company then belonging in the same group of companies as the Company within the meaning of Part 8
            Schedule 29 Finance Act 2002.

      (B) The Company has not made any election under paragraph 66 Schedule 29 Finance Act 2002.

8.4   RECONSTRUCTIONS

      The Disclosure Letter contains full particulars of:

      (A) any scheme of reconstruction to which the Company has been a party and to which provisions of Part 11 Schedule 29 Finance Act 2002 apply;

      (B) any claim or election made by the Company pursuant to paragraph 86 (Postponement of charge on transfer of assets to non-resident company) or paragraph 109 (Asset ceasing to be intangible asset: postponement of gain in certain cases) Schedule 29 Finance Act 2002; and

      (C) any applications for clearance made by the Company under paragraphs 84(6), 85(5), 86(9) or 87(8) Schedule 29 Finance Act 2002.

9.    CLAIMS, ELECTIONS AND CLEARANCES

      9.1   CLAIMS AND ELECTIONS

      All claims for any relief, allowance or repayment and all elections made for tax purposes by the Company in the previous seven years have been duly and promptly made and remain valid.

9.2   CLAIMS BY THE COMPANY

      The Company has made no claim under any of the following:

      (A)   s.279 TCGA 1992 (assets situated outside the United Kingdom);

      (B)   s.24(2) TCGA 1992 (assets of negligible value);

      (C)   s.280 TCGA 1992 (tax on chargeable gains payable by instalments);

      (D)   ss.242 and 243 Taxes Act 1988 (surplus franked investment income);

      (E) s.584 Taxes Act 1988 (unremittable income arising outside the United Kingdom); or

      (F) schedule 15 and/or 16 of the Finance Act 2000 (corporate venturing scheme).

9.3   ELECTIONS

      The Disclosure Letter contains full particulars of all elections made by the Company under the following provisions:

      (A) ss.524, 527 and 534 Taxes Act 1988 (lump sum receipts for patents and copyright);

      (B)   s.83 Capital Allowances Act 2001 (short life assets) ; and

      (C)   s.290 Capital Allowances Act 2001 (leasehold interests).

9.4   TAX RELIEF FOR EXPENDITURE OF RESEARCH AND DEVELOPMENT

      The Disclosure Letter contains full details of all claims made by the Company under schedule 20 Finance Act 2000 or schedule 12 Finance Act 2002.

10.   DOUBLE TAX RELIEF

10.1  CLAIMS

      All claims in respect of double tax relief made by the Company within the last seven years have been duly and promptly made and remain valid.

11.   MISCELLANEOUS

11.1  LEASEHOLDS

      The Company is not liable to Tax under the provisions of ss.34, 35 and 36 Taxes Act 1988 nor does it own any leasehold interest to which the said
      s.35 applies.

11.2  FOREIGN EXCHANGE GAINS AND LOSSES

      The Disclosure Letter contains full details of all claims to defer unrealised exchange gains made by the Company pursuant to s.139 Finance Act 1993.

11.3  DERIVATIVE CONTRACTS

      The Disclosure Letter contains full details of all qualifying contracts with non resident persons for the purposes of s.168 Finance Act 1994 or paragraph 31 Schedule 26 Finance Act 2002.

11.4  FINANCE LEASES

      The Company is not a party to any finance lease to which Schedule 12 Finance Act 1997 would apply.

11.5  LOAN RELATIONSHIPS

      (A) The Company applies an authorised accruals method of accounting (as that term is defined in s.85 Finance Act 1996) in respect of all loan relationships (as that term is defined in s.81 Finance Act
            1996) to which it is a party.

      (B) The Disclosure Letter contains full particulars of any loan relationship to which the Company is a party, whether as debtor or creditor, where any other party to that loan relationship is connected with the Company for the purposes of Chapter II of Part IV Finance Act 1996 or where the Company or the other party to the loan relationship has a major interest in the other as "major interest" is defined in paragraph 20 Schedule 9 Finance Act 1996.

      (C) The Disclosure Letter contains full particulars of any loan relationship to which the Company is a party and to which s.92 or
            s.93 Finance Act 1996 applies.

      (D) The Disclosure Letter contains full particulars of any debtor relationship (as that term is defined in s.103 Finance Act 1996) of the Company which relates to a relevant discounted security (as that term is defined in paragraph 3 of schedule 13 Finance Act 1996) to which paragraph 17 or paragraph 18 of schedule 9 Finance Act 1996 applies.

      (E) The Company has not entered into any transaction to which paragraph 11(1) of schedule 9 Finance Act 1996 applies.

      (F) The Company is not entitled to be, released from any liability which arises under a debtor relationship of that Company.

11.6  REVERSE PREMIUMS

      (A) The Company has not since the Balance Sheet Date received or become entitled to receive a reverse premium (within the meaning of Schedule 6 paragraph 1 Finance Act 1999 or otherwise being any payment received as an inducement to acquire an interest in land) in respect of any premises.

      (B) The Company is not, and has not since the Balance Sheet Date been, under an obligation to pay a premium to a third party as an inducement to that third party to agree to acquire an interest in land.

11.7  COMMUNITY INVESTMENT TAX RELIEF

      The Disclosure Letter contains details of any investment made by the Company in a community development finance institution for the purposes of
      Schedule 16 Finance Act 2002, which was made within the previous five years.

12.   TAXATION OF EMPLOYEES AND AGENTS

12.1  P.A.Y.E.

      The Company has properly operated the Pay As You Earn system, making such deductions and payments of tax as required by law from all payments to or treated as made to employees, ex-employees, officers and ex-officers of the Company and punctually accounted to the Inland Revenue for all such tax and all returns required pursuant to s.203 Taxes Act 1988 and regulations made thereunder have been punctually made and are accurate and complete in all respects.

12.2  DISPENSATIONS

      The Disclosure Letter contains details of all PAYE settlement agreements entered into and all dispensations obtained by the Company.

12.3  BENEFITS FOR EMPLOYEES

      (A) The Company has not made any payment to or provided any benefit for any officer or employee or ex-officer or ex-employee of the Company which is not allowable as a deduction in calculating the profits of the Company for taxation purposes.

      (B) The Company has not issued or agreed to issue any shares or securities or interests in shares or securities to any person where the shares are acquired by reason of that person's past, present or future office or employment or any other benefit in respect of which the Company will or would, if the prescribed circumstances arise, be required on or after the Offer Date to operate PAYE or pay or account for any national insurance contributions.

12.4  SUB-CONTRACTORS

      The Company is not and never has been either a contractor or a sub-contractor for the purposes of Chapter IV Part XIII Taxes Act 1988.

12.5  NATIONAL INSURANCE

      The Company has paid all national insurance contributions for which it is liable and has kept proper books and records relating to the same.

13.   STAMP DUTIES

13.1  STAMP DUTY

      The Company has duly paid all stamp duty on documents and transactions to which it is a party and which are liable to stamp duty.

13.2  STAMP DUTY RESERVE TAX AND STAMP DUTY LAND TAX

      The Company has made all returns and paid all stamp duty reserve tax and stamp duty land tax in respect of any transaction in securities and/or land in respect of which it is liable to account for stamp duty reserve tax or stamp duty land tax.

13.3  UNDERTAKINGS AND PAYMENTS ON ACCOUNT

      The Disclosure Letter contains details of any undertakings given by or on behalf of the Company in respect of stamp duty or stamp duty reserve tax and full details of any payment made on account of or lodged with the Inland Revenue or other Tax authorities in respect of stamp duty.

13.4  WITHDRAWAL OF RELIEFS

      The Disclosure Letter contains details of any document or transaction to which the Company is a party which was executed within the previous three years and which has been relieved from stamp duty in whole or in part pursuant to the provisions of s.42 Finance Act 1930, s.151 Finance Act 1995 or s.76 Finance Act 1986.

13.5  CONTRACTS FOR THE SALE OF AN ESTATE OR INTEREST IN LAND

      The Company has not entered into any contract or agreement for the sale of an estate or interest in land in the United Kingdom which is or may be chargeable with stamp duty pursuant to s.115 Finance Act 2002.

14.   VALUE ADDED TAX

14.1  COMPLIANCE

      The Company has complied with all statutory provisions and regulations relating to value added tax and has duly paid or provided for all amounts of value added tax for which the Company is liable.

14.2  TAXABLE SUPPLIES

      All supplies made by the Company are taxable supplies and the Company is not and will not be denied credit for any input tax by reason of the operation of s.26 Value Added Tax Act 1994 and regulations made thereunder.

14.3  VAT GROUPS

      The Company is not and has not been, for VAT purposes a member of a group of companies for VAT purposes full details of which are contained in the Disclosure Letter.

14.4  SECTION 8 SUPPLIES

      No supplies of a material amount have been made to the Company to which the provisions of s.8 Value Added Tax Act 1994 might apply.

14.5  OFFENCES

      The Company has not committed any offence contrary to s.60 or s.72 Value Added Tax Act 1994, nor has it received any penalty liability notice pursuant to s.64(3), surcharge liability notice pursuant to s.59, or written warning issued pursuant to s.76(2) of that Act.

14.6  SECURITY

      The Company has not been required to give security under paragraph 4 schedule 11 Value Added Tax Act 1994.

14.7  ELECTIONS

      The Disclosure Letter contains details and copies of all elections, together with the relevant notification, made by the Company pursuant to paragraph 2 schedule 10 Value Added Tax Act 1994.

14.8  DEVELOPERS

      The Company is not and has not been in relation to any land, building or civil engineering work a developer within the meaning of paragraph 5(5)
      schedule 10 Value Added Tax Act 1994.

14.9  INTEREST

      The Company has not paid and is not liable to pay any interest pursuant to
      s.74 Value Added Tax Act 1994.

14.10 CAPITAL GOODS SCHEME

      The Disclosure Letter contains details of any assets of the Company to which the provisions of Part XV Value Added Tax Regulations 1995 (the Capital Goods Scheme) apply and in particular:

      (A) the identity (including in the case of leasehold property, the term of years), date of acquisition and cost of the asset; and

      (B) the proportion of input tax for which credit has been claimed (either provisionally or finally in a tax year and stating which).

15.   INHERITANCE TAX AND GIFTS

15.1  POWERS OF SALE FOR INHERITANCE TAX PURPOSES

      There are not in existence any circumstances whereby any such power as is mentioned in s.212 Inheritance Tax Act 1984 could be exercised in relation to any shares in, securities of, or assets of, the Company.

15.2  GIFTS

      (A) The Company is not liable to be assessed to corporation tax on chargeable gains or to inheritance tax as donor or donee of any gift or transferor or transferee of value.

      (B) The Company has not been a party to associated operations in relation to a transfer of value within the meaning of s.268 Inheritance Tax Act 1984.

      (C)   No Inland Revenue charge (as defined in s.237 Inheritance Tax Act
            1984) is outstanding over any asset of the Company or in relation to any shares in the capital of the Company.

      (D)   The Company has not received any asset as mentioned in s.282 TCGA
            1992.

                       SCHEDULE 7: PARTICULARS OF PREMISES


                             PRESENT              DATE OF AND                                      CURRENT PRINCIPAL
DEMISED PREMISES              TENANT            PARTIES TO LEASE                 TERM                 YEARLY RENT
5th Floor                  The Company          Arnolfini             5 year lease                 (pound)115,625
Bush House                                                            3 year break clause
Prince Street                                                         Lease from 01 July
Bristol                                                               2004
BS1
United Kingdom

Broad Quay House           The Company          Regus                 Expires 31 July 2004         (pound)272,412
Prince Street
Bristol
BS1 4DJ
United Kingdom

Spaces Personal Storage    The Company          Spaces Personal       One month rolling contract     (pound)3,708
10 Clift House Road                             Storage               4 weeks notice to terminate
Ashton Gate
Bristol
BS3 1RX
United Kingdom

Suite 10                   The Company          Chapman Taylor LLP    6 month rolling contract      (pound)28,200
3rd Floor                                                             Expires 29.11.2003
Macmillon House                                                       4 weeks notice to terminate
96 Kensington High Street
London
W8 4SG
United Kingdom

                                                     DETAILS OF ANY TENANCY TO WHICH
                              CURRENT                THE PREMISES ARE SUBJECT (OR ANY
DEMISED PREMISES                USE                    AGREEMENT FOR SUCH TENANCY)
5th Floor                  Office Space              None
Bush House
Prince Street
Bristol
BS1
United Kingdom

Broad Quay House           Office Space              None
Prince Street
Bristol
BS1 4DJ
United Kingdom

Spaces Personal Storage    Office Space              None
10 Clift House Road
Ashton Gate
Bristol
BS3 1RX
United Kingdom

Suite 10                   Office Space              None
3rd Floor
Macmillon House
96 Kensington High Street
London
W8 4SG
United Kingdom

Regus Business Centre      On Demand            Regus                 One Year contract            (euro)  21,600
Lago Richini No 6          Distribution S.r.l.                        Expires 28.02.2005
20122 Milan
Italy

290 Boulevard Voltaire     On Demand            Bail Lafon            9 year lease                 (euro)  21,953
75011 Paris                Distribution sas     Letting agent:        Expires 31.03.2010
France                                          Muriel Forest-Vergez  3 year break clauses

Stammstrasse 90            On Demand            Udo Krone & Rose      One year rolling contract    (euro)  10,800
5823 Cologne               Distribution GmbH    Haferkamp             Expires 01.06.2005
Germany

Regus Business Centre      Office Space         None
Lago Richini No 6
20122 Milan
Italy
290 Boulevard Voltaire     Office Space         Sept a Voir is a sub-tenant of
75011 Paris                                     On Demand Distribution sas
France

Stammstrasse 90            Office Space         IT Synergy is a sub-tenant of On
5823 Cologne                                    Demand Distribution GmbH
Germany

                        SCHEDULE 8: OBLIGORS' PROTECTION

1.    NON-APPLICATION TO CERTAIN CLAIMS.

      For the avoidance of doubt, no provision in this schedule shall apply to any claim under clauses 4.2 and 4.3 of this Deed.

2.    LIMITATIONS ON RECOVERY

2.1   SOLE RIGHT OF RECOURSE

      The sole right of recourse of the Purchaser for any Relevant Claim and for any amounts due under schedule 12 following the preparation of the Completion Accounts and for any damages payable under clause 3.1(A), shall be limited (in accordance with the terms of schedule 9) to the Escrow Shares, the Escrow Cash and, subject to paragraphs 2.2 and 6.4 of schedule 9, any further Consideration due under the Offer.

2.2   MAXIMUM CLAIM

      The total amount which the Purchaser may claim for:

      (A)   all Relevant Claims; and

      (B) any amounts due under schedule 12 following the preparation of the Completion Accounts; and

      (C)   any damages payable under clause 3.1(A),

      shall not, in aggregate, exceed 15% of the Consideration.

3.    TIME LIMITS

      The Obligors shall have no liability in respect of any Relevant Claim unless the Purchaser shall have given notice in writing to the Obligors of such claim not later than the last Business Day before the date which is 18 months after the Offer Date and such Relevant Claim is either (i) settled between the Purchaser and the Obligors or (ii) the Purchaser has commenced proceedings in respect of such Relevant Claim within 3 months of the date of such notice.

4.    NO DUPLICATION OF RECOVERY

4.1   NO DOUBLE RECOVERY

      The Purchaser shall not be entitled to recover damages or otherwise obtain reimbursement or restitution more than once in respect of the same loss (including for the avoidance of doubt under the Warranties and the indemnities in clause 4 and schedule 11), but to the extent any loss is not satisfied in full by any particular damages claim or reimbursement, this provision shall not apply to the difference between the amount recovered and the loss suffered.

4.2   CLAIMS UNDER WARRANTIES OR TAX INDEMNITY

      In the event that the Purchaser is entitled to claim under the indemnity contained in schedule 11 or under the Warranties in respect of the same subject matter, the Purchaser may claim under either or both but payments under the indemnity contained in schedule 11 shall pro tanto satisfy and discharge any claim which is capable of being made under the Warranties in respect of the same subject matter and vice versa.

5.    RELEVANCE OF LIMITATIONS IN CIRCUMSTANCES OF FRAUD ETC

      Nothing in this Deed shall limit the ability of the Purchaser to recover any amount from any Obligor in respect of a Claim against any Obligor if it is (or the delay in the discovery of which is) the consequence of fraud, wilful misconduct or wilful concealment by that Obligor.

6.    THIRD PARTY CLAIMS

6.1   The Purchaser shall notify the Obligors in writing of:

      (A) any claim made against it by a third party which may give rise to a Relevant Claim;

      (B) any claim that any Group Company is entitled to bring against a third party which claim is based on circumstances which may give rise to a Relevant Claim.

6.2 The Purchaser shall procure that the conduct, negotiation, settlement or litigation of the claim by or against such third party is, so far as is reasonably practicable and having regard to the interests of the Company and Loudeye (which shall include the preservation and maintenance of the goodwill of the Purchaser Group (including the Group) with any customer or supplier of the Company or the Subsidiaries), carried out in accordance with the wishes of the Warrantors and at their cost subject to their giving timely instructions to the Purchaser and indemnifying and securing the Purchaser and/ or the Company to the Purchaser's reasonable satisfaction against all costs and expenses which might be incurred by the Purchaser or the Company in so doing. Nothing in this paragraph 6 shall apply to any Relevant Claim under the Warranties contained in schedule 6 or the indemnity in schedule 11.

6.3 The Purchaser shall, at the Warrantors' cost, provide and shall procure that the Group provides to the Warrantors and their professional advisers reasonable access to premises and personnel and to any relevant assets, documents and records within their power, possession or control for the purpose of investigating any Relevant Claim and enabling the Obligors to take the action referred to in sub-paragraph 6.2 and shall allow the Obligors and their advisers to take copies of any relevant documents or records at their expense.

7.    LIMITATIONS ON LIABILITY

7.1 No rights to the Escrow Shares shall be waived by the Obligors or Escrow Cash released to the Purchaser under schedule 9 in respect of any Relevant Claim unless the amount of any such Relevant Claim, when aggregated with all other Relevant Claims, made on the same occasion or previously, is equal to or exceeds(pound)10,000 (in which case the Obligors shall be liable for the whole amount and not simply the excess).

7.2 No rights to the Escrow Shares shall be waived by the Warrantors or Escrow Cash released to the Purchaser under schedule 9 in respect of any Relevant Claim unless the amount of such Relevant Claim exceeds(pound)1,000 (in which case the Obligors shall be liable for the whole and not simply the excess).

7.3 No Escrow Shares shall be waived by the Obligors or Escrow Cash released to the Purchaser under schedule 9 in respect of and to the extent that:

      (A) the Purchaser has actual knowledge of the subject matter of the Relevant Claim on or before the Offer Date;

      (B) an allowance, provision or reserve in respect of any liability the subject of the Relevant Claim was made or taken into account, or payment or discharge of which was taken into account, in or in preparing the Accounts;

      (C) it would not have arisen or would have been reduced or eliminated but for:

            (1) any claim, election, surrender or disclaimer made or notice or consent given or any other thing done after Completion by any Group Company or the Purchaser or any person connected with them;

            (2)   it is attributable to or arises as a result of:

                  (a) any voluntary act or omission of the Purchaser (or any persons deriving title from it) or any Group Company after Completion done or suffered outside the ordinary course of business;

                  (b)   a change in the law (whether retrospectively or not);

            (3) the Purchaser is indemnified against any loss or damage suffered by it under the terms of any insurance policy for the time being in force and any claim under such insurance policy is successful and covers the whole amount of any loss or damage which would otherwise have been recoverable from the Warrantors;

            (4) the Purchaser would have been so indemnified under paragraph 7.3(C)(3) had the insurance policies held by the Group immediately prior to Completion remained in full force and effect;

            (5) any action taken at the request or direction of the Purchaser (including any changes to accounting policies);

            (6)   a breach of the Purchaser's obligations under this Deed;

            (7) has been or is made good or is otherwise compensated for without cost to the Purchaser or any Group Company.

7.4 Where the subject matter of the Relevant Claim is capable of remedy, the Obligors shall not be liable for the Relevant Claim if the breach or default is remedied by them to the reasonable satisfaction of the Purchaser within 30 days of receipt by them of the notification of the Claim pursuant to paragraph 3 above.

                          SCHEDULE 9 : ESCROW MECHANISM

1.    INTERPRETATION

1.1   DEFINITIONS

      In this schedule, where the context admits:

      "DEFERRED CONSIDERATION" shall have the meaning ascribed to it in the Offer Document;

      "EARN OUT CONSIDERATION" shall have the meaning ascribed to it in the Offer Document;

      "ESCROW PERIOD" shall have the meaning set out in paragraph 3 of this schedule;

      "RELEVANT PERCENTAGE" means the percentages listed in column 3 of the table at paragraph 2.1 of this schedule;

      "SERIES B NOTES" shall have the meaning ascribed to it in the Offer Document;

      "SERIES C NOTES" shall have the meaning ascribed to it in the Offer Document; and

      SET-OFF AMOUNT shall have the meaning set out in paragraph 6.4 of this schedule.

2.    ESCROW ARRANGEMENTS

2.1 The Purchaser will retain the following amounts of Initial Loudeye Shares otherwise due to be issued to the Obligors under the terms of the Offer and/or Loudeye Shares due under the Optionholder Alternative (as set out in the Offer Document) and hold them on the terms set out in this schedule:

                                NUMBER OF INITIAL LOUDEYE
        NAME                         SHARES IN ESCROW              RELEVANT PERCENTAGE
Charles Grimsdale                         342,276                          16.36%
John Grinham                               42,835                           2.05%
Edward Averdieck                           38,410                           1.84%
Christopher Pike                           33,552                           1.60%
David Shephard                             41,923                           2.00%
Peter Gabriel                             420,973                          20.12%
Michael Large                              20,131                           0.96%
Susan Moule                                 7,268                           0.35%
Quester Venture Partners LLP              119,653                           5.72%
Quester VCT2 plc                          303,194                          14.49%
Quester VCT3 plc                          303,194                          14.49%

Quester VCT4 plc                          113,669                           5.43%

Investment Enterprise
Partnership `NIF New
Technology Fund
99A'                                       22,207                           1.06%

Investment Enterprise
Partnership `NIF New
Technology Fund 99B'                       22,207                           1.06%


Investment Enterprise
Partnership `NIF New
Technology Fund 2000/01'                   52,489                           2.51%

Investment Enterprise
Partnership `NIF New
Technology Fund 2000/02'                   84,853                           4.06%

Investment Enterprise
Partnership `NIF 21-ONE(1)                 32,364                           1.55%

NIF Ventures Co. Limited                   91,302                           4.36%

TOTALS                                  2,092,500                            100%

2.2 Each of the Obligors irrevocably directs the Purchaser to, and consents and agrees to, the holding of the Escrow Shares by the Purchaser on the terms set out in this schedule. Each of the Obligors irrevocably directs the Purchaser to, and consents and agrees to, the Purchaser retaining the Relevant Percentage of each of their respective entitlements to (when and if the same shall become due, provided that with respect to entitlements that may become due following the expiration of the Escrow Period, the Purchaser shall be entitled to retain amounts (of either cash or Loudeye Shares, but not to exceed the Relevant Percentages) that may be necessary to satisfy Claims made prior to the expiration of the Escrow Period):

      (A)   any cash;

      (B)   any Loudeye Shares; and

      (C)   any Further Loudeye Shares

      whether due under a Promissory Note or otherwise, but due to them under the terms of the Offer and/or the Optionholder Alternative (as set out in the Offer Document), such cash and/or Loudeye Shares to be held on the terms of this schedule and deemed to be Escrow Cash or Escrow Shares as appropriate.

2.3 For the avoidance of doubt, in the event of any discrepancy between the terms of this schedule and:

      (A)   the terms of the Offer; or

      (B)   the terms of any Promissory Note
      the terms of this schedule shall prevail in all respects irrespective of whether this Deed is dated prior to the date of the Offer or any Promissory Note and irrespective of whether the Offer or Promissory Notes contain any terms to the effect that the terms of such document are the whole agreement between the parties.

3.    ESCROW PERIOD

      The Escrow Shares and Escrow Cash will be held by the Purchaser or in the Escrow Account respectively on the terms set out in this Deed until the later of:

      (A)   the settlement of the Completion Accounts;

      (B)   the date which is 18 months from the Offer Date;

      (C) the conclusion of any legal proceedings in the courts of England and Wales to judgment, settlement or waiver in respect of any Claim; or

      (D) the expiration of any notice of a Relevant Claim pursuant to paragraph 3 of schedule 8 the period from the Offer Date to such date being the "ESCROW PERIOD".

4.    ESCROW MECHANISM

4.1 All Loudeye Shares which are the subject of paragraphs 2.1 and 2.2 above shall be issued by the Purchaser in the name of the relevant Obligor, but the certificates in respect of such Loudeye Shares shall be held by the Purchaser until the end of the Escrow Period or until any Claims under the terms of this Deed are settled.

4.2 All cash amounts (if any) which are the subject of paragraph 2.2 above shall be paid into the Escrow Account until the end of the Escrow Period or until any Claims under the terms of this Deed are settled.

4.3 For the avoidance of doubt, if the Purchaser is required to actually pay over any amount of cash or actually issue any Loudeye Shares pursuant to a Promissory Note prior to the end of the Escrow Period, the Purchaser shall retain (in the case of Loudeye Shares) or pay into the Escrow Account (in the case of cash) the Relevant Percentages of such Loudeye Shares or cash that would otherwise be payable to each Obligor under such Promissory Note and any such Loudeye Shares and/or cash shall be considered Escrow Shares and Escrow Cash for the purposes of this schedule 9. The retention by the Purchaser of such Escrow Shares or payment into the Escrow Account of such Escrow Cash resulting from any Promissory Note shall be deemed to satisfy in full the Purchaser's obligations under the terms of the Promissory Note in respect of such Escrow Shares or Escrow Cash.

5.    APPOINTMENT OF REPRESENTATIVE

5.1 Each of the Obligors approve the joint appointment of and jointly appoint Christopher Pike, Jamie Brooke and Michael Large as the joint representative of the Obligors (the "REPRESENTATIVE") and as the attorney and agent for and on behalf of each Obligor with respect to the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under this schedule including the exercise of the power to:

      (A) authorise the release or delivery to the Purchaser of Escrow Shares or give instructions to release the Escrow Cash from the Escrow Account in satisfaction of any Claim to the Purchaser;

      (B) enter into agreements with the holder of the Escrow Account in relation to the operation of the Escrow Account;

      (C) agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to, such Claim;

      (D)   resolve, settle or compromise any Claim hereunder;

      (E) take all actions contemplated by schedule 12 in relation to the Completion Accounts (as the same is defined in schedule 12); and

      (F) take all actions necessary in the judgment of the Representative to accomplish the foregoing.

      For the avoidance of doubt Christopher Pike, Jamie Brooke and Michael Large shall act as a joint Representative and their joint consent is required to take any action under their joint appointment as Representative. The Representative will have authority and power to act on behalf of each Obligor with respect to the disposition, settlement or other handling of all Claims hereunder. Each Obligor will be bound by all actions taken and documents executed by the Representative in connection with this Deed, and the Purchaser will be entitled to rely on any action or decision of the Representative. In performing the functions specified in this Deed, the Representative will not be liable to any Obligor in the absence of gross negligence or wilful misconduct on the part of the Representative. The Obligors (excluding Quester Venture Partnership, LLP, Quester VCT2 plc, Quester VCT3 plc, Quester VCT4 plc (together "QUESTER"), Investment Enterprise Partnership `NIF New Technology Fund 99A', Investment Enterprise Partnership `NIF New Technology Fund 99B', Investment Enterprise Partnership `NIF New Technology Fund 2000/01', Investment Enterprise Partnership `NIF New Technology Fund 2000/02', Investment Enterprise Partnership `NIF 21-ONE(1) and NIF Ventures Co. Ltd (together "NIF")) shall severally indemnify the Representative and hold each of them harmless against any loss, liability or expense incurred without gross negligence or wilful misconduct on the part of the Representative and arising out of or in connection with the acceptance or administration of their duties in this schedule or schedule 12. Quester may at any time by written notice to each of the Purchaser, Christopher Pike and Michael Large, remove Jamie Brooke as a joint representative and replace him with such other employee of Quester in his place.

6.    WAIVER OF ESCROW CASH AND ESCROW SHARES

6.1   WAIVER OF ESCROW CASH

      Following judgment being obtained against all or any of the Obligors from a court or tribunal of competent jurisdiction or any Claim against all or any of the Obligors being settled by the Representative in favour of the Purchaser each Obligor hereby irrevocably waives his or its right to such amount of Escrow Cash as shall be calculated by the following formula:

            where:

            N = the amount of Escrow Cash to which the relevant Obligor waives their rights;

            A = the amount owed pursuant to the Claim; and

            B = the Relevant Percentage specified next to such Obligor's name in paragraph 2.1.

6.2   WAIVER OF ESCROW SHARES

      Following judgment being obtained against all or any of the Obligors from a court or tribunal of competent jurisdiction or any Claim against all or any of the Obligors being settled by the Representative in favour of the Purchaser each Obligor hereby irrevocably waives his or its right to such number of Escrow Shares as shall be calculated by the following formula:

            where:

            N = the number of Escrow Shares to which the relevant Obligor waives their rights;

            A = the amount owed pursuant to the Claim;

            B = the Relevant Percentage specified next to such Obligor's name in paragraph 2.1; and

            C = the closing share price of the Loudeye Shares on NASDAQ on the last day on which NASDAQ is open for the settlement of trades in Loudeye Shares before the settlement of the Claim or judgment having been given.

6.3 Without limiting the foregoing, any Claim by the Purchaser (or portion thereof) which has not been contested by the Representative within 30 days after receipt thereof shall be deemed to have been settled in favour of the Purchaser and the corresponding amount of Escrow Cash or number of Escrow Shares waived by the Obligors under this paragraph 6.

6.4 The Purchaser agrees that in respect of any Claim, the waiver by the Obligors pursuant to paragraphs 6.1 and/or 6.2 of their right to all or some of any Escrow Cash and/or Escrow Shares shall constitute full and final settlement of the whole (or as the case may be part) of the Claim, provided that such waiver meets the total liability of the Claim. If there are insufficient Escrow Shares or Escrow Cash available to make payment in full of the Claim the amount outstanding shall be applied against any Escrow Shares or Escrow Cash which may, at a later date, become the subject of this schedule. Following any such waiver, should there be any amount still due under any Claim (the "SET-OFF AMOUNT"), the Purchaser shall be entitled to set-off against payments due under any outstanding Promissory Notes or the payment of any further Consideration due under the Offer (whether by Promissory Note or otherwise and including, without limitation, any Deferred Consideration and Earn Out Consideration) in accordance with the Relevant Percentages of each Obligor up to the Set-Off Amount, provided always that the total amount which the Purchaser may claim under the Warranties, the tax indemnity in schedule 11, the Completion Accounts in schedule 12 and the covenant in clause 3.1(A) shall not exceed 15% of the total Consideration payable under the Offer. Any such set-off applied in satisfaction of a Claim shall be deemed to satisfy in full the Purchaser's obligation under the Offer and/or any Promissory Note to the extent of the Set-Off Amount.

6.5 If any Set-Off Amount is settled by way of set-off against any amount due under any Series B Note or Series C Note, such note shall be deemed to have its principal amount reduced from the date of its issue by the amount of such Set-Off Amount and accordingly no interest shall accrue on such Set-Off Amount. Each Obligor undertakes to surrender any certificate in respect of any B Promissory Note or C Promissory Note which has been the subject of a Set-Off Amount for reissue by the Purchaser for such lower amount as is equal to the original principal amount minus any Set-Off Amount.

6.6 Each of the Obligors irrevocably agrees that their Escrow Shares and Escrow Cash will be used to satisfy any Claim under this Deed in the percentage proportions set out in paragraph 2.1 irrespective of whether it is a breach of the Warranties or any indemnity or restrictive covenant given by all or some only of the Warrantors or otherwise.

7.    ORDER OF SATISFACTION OF CLAIM

      Following judgment being obtained against the Obligors from a court or tribunal of competent jurisdiction or any Claim being settled by the Representative in favour of the Purchaser, such Claim shall be settled first from the Escrow Cash (if any), secondly from the Escrow Shares, thirdly from any cash payable under the Offer, which does not become Escrow Cash, by way of set-off pursuant to paragraph 6.4 and fourthly from any Further Loudeye Shares payable under the Offer, which do not become Escrow Shares, by way of set-off pursuant to paragraph 6.4.

8.    RELEASE TO OBLIGORS

      On the first Business Day following the expiry of the Escrow Period and following written notice from the Representative on behalf of the
      Obligors:

      (A) the Purchaser and the Representative shall give instructions in relation to the Escrow Account to transfer to each Obligor the amount of Escrow Cash (together with any accrued interest); and

      (B) the Purchaser shall release to each Obligor the remaining number of Escrow Shares to which he is entitled pursuant to the this schedule less any Escrow Cash and/or Escrow Shares in respect of which each such Obligor has waived their rights pursuant to paragraph 6 above.

9.    RELEASE TO PURCHASER

      On the first Business Day following any waiver pursuant to paragraph 6, then following written notice from the Purchaser to the Representative to that effect:

      (A) the Purchaser and the Representative shall give instructions in relation to the Escrow Account to transfer such amount of Escrow Cash to the Purchaser; and

      (B) such number of Escrow Shares as are the subject of such waiver may, without limitation and in the Purchaser's sole discretion, be cancelled, held in treasury by the Purchaser or reissued by the Purchaser to another person;

      and upon such waiver the Consideration shall be deemed to have been reduced accordingly. At the request of the Purchaser, each Obligor shall execute such stock transfer instructions as may be reasonably necessary (if any) to effect the release of such Escrow Shares to the Purchaser.

                    SCHEDULE 10: OBLIGORS' PROFESSIONAL FEES

PROFESSIONAL ADVISOR       WORK PROVIDED                                                       FEES
Osborne Clarke             Legal Services to the Obligors

Broadview International    Financial Services and Markets Act 2000
Limited                    (Financial Promotion) Order 2001,
                           paragraph 15 of part II of
                           Schedule 4 advice to the directors
                           of the Company regarding the
                           implications of the Offer

Gray Cary                  Legal Services to the Obligors

Grant Thornton             Audit of the Company's accounts to US
                           GAAP for the purposes of the
                           Purchaser's 8-K filing with the
                           Securities and Exchange Commission

Sheridans                  Legal Services to certain of the Obligors

KPMG                       Preparation of the Company's Accounts
                           in accordance with US GAAP

Total                                                                           (pound)1,000,000 inclusive of VAT


                           SCHEDULE 11: TAX INDEMNITY

1.    INTERPRETATION

1.1   DEFINITIONS

      The following words and expressions shall have the following meanings:

      "AUDITORS" means the auditors from time to time of the Company;

      "DEEMED TAX LIABILITY" has the meaning given in paragraph 1.2(B);

      "DISTRIBUTIOn" has the meaning given in paragraph 1.2(D)(3);

      "EVENT" includes the existence of any state of affairs and any payment, transaction, action or omission, any change in the residence of any person for the purposes of any Tax, the death of any person, and a failure to take any action which would avoid an apportionment or deemed distribution of income (regardless of whether the taking of any such action after the Offer Date could have avoided such apportionment or deemed distribution) and shall also include Completion and reference to an Event occurring on or before the Offer Date shall be deemed to include any combination of two or more Events only the first of which shall have occurred on or before that date outside the ordinary course of business and the second of which shall have occurred after the Offer Date within the ordinary course of business;

      "GROUP RELIEF" means any loss, allowance, credit, exemption or set-off or other amount eligible for surrender by way of group relief in accordance with the provisions contained in sections 402 to 413 Taxes Act;

      "INCOME, PROFITS OR GAINS" has the meaning given in paragraph 1.2(D)(1);

      "PROCEEDINGS" means any proceeding, suit or action arising out of or in connection with this schedule;

      "RELEVANT AMOUNT" has the meaning set out in paragraph 5.3;

      "RELEVANT COMPANY" has the meaning set out in paragraph 2.1(C);

      "RELIEF" means any relief, allowance, credit, exemption or set-off in respect of any Tax or any deduction in computing Income, Profits or Gains for the purposes of any Tax;

      "TAX ASSESSMENT" means any assessments, demand, determination or other similar formal notice issued by or on behalf of any Tax Authority by virtue of which the Company or any of the Subsidiaries is liable or is likely to become liable to make a payment of Tax or will, or is likely to with the passing of time, become so liable (in the absence of any successful application to postpone any such payment) and shall also mean any self-assessment made by the Company, any of the Subsidiaries or any other person in respect of any amount of Tax which any of them either considers that it is liable to pay or considers that it will, with the passing of time, become liable to pay;

      "TAX AUTHORITY" means the Inland Revenue, Customs & Excise, Department of Social Security and any taxing or other authority (whether within or outside the United Kingdom) competent to impose any Taxation; and

      "TAX LIABILITY" has the meaning given in paragraph 1.2(A).

1.2   CONSTRUCTION OF CERTAIN REFERENCES

      (A) references to any "TAX LIABILITY" of the Company or any of the Subsidiaries shall mean both liabilities of the Company or that Subsidiary to make actual payments of Tax (or amounts in respect of Tax), regardless of whether any such liability shall have been discharged in whole or in part on or before the Offer Date save to the extent that such discharge is taken into account in the Audited Accounts, and also:

            (1) the loss of any Relief where such Relief has been taken into account in computing and so reducing or eliminating any provision for deferred Tax which appears in the Audited Accounts (or which but for such Relief would have appeared in the Audited Accounts) or where such Relief was treated as an asset of the Company in the Audited Accounts or was taken into account in the computing any deferred Tax asset which appears in the Audited Accounts;

            (2) the loss of a right to repayment of Tax (including any repayment supplement) which has been treated as an asset of the Company or the relevant Subsidiary in preparing the Audited Accounts or the setting off of any such right to repayment of Tax against any actual Tax Liability in respect of which the Purchaser would, but for that setting off, have been able to make a claim against the Warrantors or any of them under this schedule;

            (3) the setting off or use against Income, Profits or Gains which were earned, accrued or received on or before the Offer Date or in respect of a period ended on or before the Offer Date or against any Tax otherwise chargeable in respect of an Event occurring (or deemed to occur) on or before the Offer Date or in respect of a period ended on or before the Offer Date of any Relief which arises as a consequence of or by reference to an Event occurring (or deemed to occur) after the Offer Date or in respect of a period commencing after the Offer Date and not as a consequence of or by reference to any Event occurring (or deemed to occur) on or before the Offer Date or in respect of a period ended on or before the Offer Date in circumstances where, but for such setting off, the Company or the relevant Subsidiary would have had an actual Tax Liability in respect of which the Purchaser would have been able to make a claim against the Warrantors or any of them under this schedule; and

            (4)   any payment or repayment referred to in paragraph 2.1(D).

      (B) in any case falling within any of paragraphs 1.2(A)(1), 1.2(A)(2), 1.2(A)(3), or paragraph 1.2(A)(4), the amount that is to be treated for the purposes of this schedule as a Tax Liability of the Company or the relevant Subsidiary (the "DEEMED TAX LIABILITY") shall be determined as follows:

            (1) in a case which falls within paragraph 1.2(A)(2) the Deemed Tax Liability shall be the amount of the repayment and any related supplement that would have been obtained but for the loss or setting off mentioned in that paragraph;

            (2) in a case which falls within paragraphs 1.2(A)(1) or 1.2(A)(3) and where the Relief that was lost or the subject of the setting off was a deduction from or offset against Tax, the Deemed Tax Liability shall be the amount of that Relief;

            (3) in a case which falls within paragraphs 1.2(A)(1) or 1.2(A)(3) and where the Relief that was the subject of the setting off was a deduction from or offset against Income, Profits or Gains, the Deemed Tax Liability shall be the amount of Tax which has been saved in consequence of the setting off; and

            (4) in a case which falls within paragraph 1.2(A)(4) the amount of the payment or repayment.

      (C) in determining any Tax Liability for the period from 1 April 2004 to the Offer Date the accounting period in which the Offer Date occurs shall be deemed to end on the Offer Date and a new accounting period commenced immediately after the Offer Date.

      (D)   references to:

            (1) "Income, Profits or Gains" shall include any standard or measure for the purposes of any Tax and shall also include any income, profits or gains which are deemed to be earned, accrued or received for the purposes of any Tax;

            (2) Income, Profits or Gains (as defined in paragraph 1.2(D)(1)) as being earned, accrued or received on or before a particular date or in respect of a particular period shall mean Income, Profits or Gains which are regarded as having been, or are deemed to have been, earned, accrued or received on or before that date or in respect of that period for the purposes of any Tax;

            (3) any "Distribution" shall include anything which is, or is deemed to be, a dividend or distribution for the purposes of any Tax;

            (4) any Distribution as occurring on or before a particular date shall include any Distribution which has fallen due to be made on or before that date for the purposes of any Tax; and

            (5) any "subsidiary of the Warrantors" shall mean any company of which the Warrantors, or any one or more of the Warrantors, have control for the purposes of section 416 Taxes Act.

2.    INDEMNITY

2.1 Subject to the provisions of schedule 8 (and for the avoidance of doubt paragraph 2 of schedule 8) and paragraph 3 of this schedule, the Warrantors hereby jointly and severally covenant with the Purchaser to pay to the Purchaser (so far as possible by way of repayment of the Consideration payable under the Offer) an amount equal to any of the following:

      (A) any Tax Liability of the Company and/or any of the Subsidiaries arising as a consequence of any Event which occurred on or before the Offer Date or arising in respect of or by reference to any Income, Profits or Gains which were earned, accrued or received on or before the Offer Date;

      (B) any liability of the Company and/or any of the Subsidiaries to employer's national insurance arising as a consequence of the exercise by any employee or officer of any Group Company of any option (granted before the Offer Date), at any time, to subscribe for any shares in the Company if the amount of such employer's national insurance exceeds the amount listed for any employee or officer in schedule 14, in which case the Warrantors shall be liable for the excess only above the amount listed in schedule 14;

      (C) any Tax Liability of the Company and/or any of the Subsidiaries arising as a consequence of or by reference to any of the following occurring or being deemed to occur at any time after the Offer Date:

            (1) the disposal by any Relevant Company of any asset or of any interest in or right over any asset;

            (2) the making by any Relevant Company of any such payment or deemed payment as constitutes a chargeable payment for the purposes of section 214 Taxes Act or the making of any such payment or deemed payment by any person, not being the Purchaser and not being a company, that is acting in pursuance of a scheme or arrangements made with any Relevant Company or

            (3) any Relevant Company ceasing to be resident in the United Kingdom for the purposes of any Tax; or

            (4) any Relevant Company failing to pay the whole of the Tax charged by any Tax Assessment made in respect of that Relevant Company within six months of the date of that Tax Assessment,

            and, for the purposes of this paragraph, the term "Relevant Company" shall mean such of the Warrantors as are companies and any company, other than the Company or any of the Subsidiaries, that may be treated for the purposes of any Tax as being, or as having at any time been, either a member of the same group of companies as any of the Warrantors or otherwise associated with any of the Warrantors; or

      (D) any payment for Group Relief surrendered or any repayment of any payment previously made for the surrender of Group relief required to be made by the Company or any of the Subsidiaries in respect of accounting periods ending before the Offer Date;

      (E) any Tax liability arising to the Company or any of the Subsidiaries under Section 179 TCGA 1992 or under Section 111 Finance Act 2002 as a consequence an Event occurring at any time on or before the Offer Date; and

      (F) any costs and expenses reasonably and properly incurred and payable by the Purchaser, the Company and/or any of the Subsidiaries in connection with any successful claim under this paragraph 2 therefor or in taking or defending any action under this schedule.

3.    LIMITS ON LIABILITY

3.1 Without prejudice to the provisions of schedule 8, the Warrantors shall not be liable for any claim under paragraph 2 or under the Warranties relating to Taxation:

      (A) to the extent that provision or reserve in respect of that Tax liability was made in the Audited Accounts or in the Completion Accounts; or

      (B) to the extent that the liability arises or is increased as a result only of:

            (1)   any increase in rates of Tax;

            (2) any change in the bases upon which Accounts are prepared or any change in accounting practices or principles;

            (3) any change in the accounting date of the Company or the relevant Subsidiary; or

            (4)   or any change in law made,

            in each case after the Offer Date with retrospective effect; or

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      (C)   to the extent that the liability would not have arisen but for a voluntary transaction, action or omission carried out or effected by the Purchaser or the Company or any of the Subsidiaries at any time after the Offer Date, other than any such transaction, action or omission:

            (1) carried out or effected under a legally binding commitment created on or before the Offer Date; or

            (2) carried out or effected in the ordinary course of the business carried on by the Company or the relevant Subsidiary as at the Offer Date;

            where in either such case such act or transaction was carried out without the consent of the Warrantors or any of them and where the Purchaser, the Company or the relevant Subsidiary knew or ought reasonably to have known that such act or transaction would give rise to such liability; or

      (D) to the extent that any Income, Profits or Gains to which the liability is attributable were actually earned or received by or actually accrued to the Company and/or any of the Subsidiaries but were not (in either such case) reflected in the Audited Accounts; or

      (E) to the extent that the liability is attributable to the Company and/or any of the Subsidiaries ceasing to be entitled to the small companies' rate of corporation tax; or

      (F) to the extent that the Purchaser has made recovery in respect of the liability by means of a claim for breach of any of the Warranties or under another claim under this schedule; or

      (G) to the extent that the liability arises or is increased as a result of a cessation of trade or a major change in the nature or conduct of the Company's (or the relevant Subsidiary's) trade after the Offer Date; or

      (H) to the extent that the liability is in respect of employer's national insurance contributions in respect of the exercise of share options by any employee or officer where such employer's national insurance contributions does not exceed the amount listed in schedule 14 for that employee or officer; and if the liability does exceed the amount in schedule 14, the Warrantors shall only be liable for the excess over that amount.

4.    MITIGATION

4.1 The Purchaser shall, at the direction in writing of the Warrantors, procure that the Company and/or the Subsidiaries take all such steps as the Warrantors may reasonably require to:

      (A) use in the manner hereinafter mentioned all such Reliefs arising as a consequence of or by reference to any Event occurring (or deemed to occur) on or before the Offer Date or in respect of a period ended on or before the Offer Date and not as a consequence of or by reference to an Event occurring (or deemed to occur) after the Offer Date or in respect of a period commencing after the Offer Date as are available to the Company and/or the Subsidiaries to reduce or eliminate any Tax Liability in respect of which the Purchaser would have been able to make a claim against the Warrantors or any of them under this schedule, the said use being to effect the reduction or elimination of any such Tax Liability to the extent specified by the Warrantors and permitted by law, and to provide to the Warrantors, at the Warrantors' expense, a certificate from the auditors (for the time being) of the Company and/or any of the Subsidiaries confirming that all such Reliefs have been so used;

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      (B)   make all such claims and elections specified by the Warrantors in respect of any accounting period of the Company and/or any of the Subsidiaries commencing before the Offer Date as have the effect of reducing or eliminating any such Tax Liability as is mentioned in paragraph 4.1(A), provided that no such claim or election shall require the Company or any of the Subsidiaries to use any Relief which arises as a consequence of or by reference to an Event occurring (or deemed to occur) after the Offer Date or in respect of a period commencing after the Offer Date; and

      (C) allow the Warrantors to reduce or eliminate any Tax Liability by surrendering, or procuring the surrender by any company other than the Company or any of the Subsidiaries, of Group Relief or advance corporation tax to the Company and/or any of the Subsidiaries to the extent permitted by law but without any payment being made in consideration for such surrender.

5.    OVER-PROVISIONS, RELIEFS, SAVINGS ETC.

5.1 If the Auditors certify (at the request and expense of the Warrantors) that any provision for Tax in the Audited Accounts (excluding any provision for deferred Tax) has proved to be an over-provision (otherwise than by reason of change in the rate of corporation tax applicable to any accounting period ended on or before the Offer Date by virtue of a change of law after the Offer Date) then the amount of such over provision shall be dealt with in accordance with paragraph 5.3.

5.2 If the Auditors certify (at the request and expense of the Warrantors) that any Tax Liability which has resulted in a payment having been made or becoming due from the Warrantors under this schedule will give rise to a Relief for the Company or any of the Subsidiaries which would not otherwise have arisen and where such Relief relates to a reduction or elimination of a liability to make an actual payment of Tax in respect of which the Warrantors would not have been liable under this schedule, then the amount of that Relief shall be dealt with in accordance with paragraph 5.3, provided that if the Relief in question is a deduction from or offset against Income, Profits or Gains, the amount to be so dealt with shall be a sum equal to the amount of Tax that would be saved through the use of that Relief on the basis of the rates of tax current at the date of the certification made by the Auditors under this paragraph.

5.3 Where it is provided under paragraphs 5.1 or 5.2 that any amount (the "RELEVANT AMOUNT") is to be dealt with in accordance with this paragraph:

      (A) the Relevant Amount shall first be set off against any payment then due from the Warrantors under this schedule; and

      (B) to the extent there is an excess, a refund shall be made to the Warrantors of the whole or such part of any previous payment or payments made by the Warrantors under this schedule and not previously refunded under this Clause up to the amount of such excess as will leave the Purchaser in the same net after tax position that it would have been in had there been no such excess; and

      (C) to the extent that the excess referred to in paragraph 5.3(B) of this Clause is not exhausted under that paragraph, the remainder of that excess shall be carried forward and set off against any future payment or payments which become due from the Warrantors under this schedule.

5.4 Where any such certification as is mentioned in paragraphs 5.1 or 5.2 has been made, the Warrantors or the Purchaser or the Company may request the Auditors to review such certification in the light of all relevant circumstances, including any facts which have become known only since such certification, and to certify whether such certification remains correct or whether, in the light of those circumstances, the amount that was the subject of such certification should be amended.

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5.5   If the Auditors certify under paragraph 5.4 that an amount previously certified should be amended, that amended amount shall be substituted for the purposes of paragraph 5.3 as the Relevant Amount in respect of the certification in question in place of the amount originally certified, and such adjusting payment (if any) as may be required by virtue of the above-mentioned substitution shall be made as soon as practicable by the Warrantors or (as the case may be) to the Warrantors.

6.    RECOVERY FROM OTHER PERSONS

6.1 If, in the event of any payment becoming due from the Warrantors under paragraph 2 or the Warranties relating to Taxation, the Company or any of the Subsidiaries either is immediately entitled at the due date for the making of that payment to recover from any person (not being the Company or any of the Subsidiaries but including any Tax Authority) any sum in respect of the Tax Liability or liability under the Warranties relating to Taxation that has resulted in that payment becoming due from the Warrantors, or at some subsequent date becomes entitled to make such a recovery, then the Purchaser shall promptly notify or procure that the Company or the Subsidiary entitled to make that recovery shall promptly notify the Warrantors of its entitlement and shall, if so required by the Warrantors and at the Warrantors' sole expense, take all appropriate steps to enforce that recovery (keeping the Warrantors fully and promptly informed of the progress of any action taken); and if the Warrantors have made a payment under paragraph 2 in respect of the Tax Liability or a payment in respect of the relevant Warranty relating to Taxation, the Purchaser shall account to the Warrantors (by way of reissuing such number of Escrow Shares as were waived by the Warrantors to settle such payment obligation) for whichever is the lesser of:

      (A) any sum so recovered by the Company or the relevant Subsidiary in respect of that Tax Liability or liability under the relevant Warranty relating to Taxation (including any interest or repayment supplement paid by the Tax Authority or other person on or in respect of this schedule less any Tax chargeable on the Company or the relevant Subsidiary in respect of that interest);

      (B) the amount paid by the Warrantors under paragraph 2 in respect of that Tax Liability or the amount paid under the relevant Warranty relating to Taxation; and

      (C) such amount as will leave the Purchaser in the same net after tax position that it would have been in had no such sum been recovered.

7.    DISPUTES AND CONDUCT OF TAX CLAIMS

7.1 Subject to the other provisions of this paragraph 7 the Purchaser and its professional advisers shall have the sole conduct of the tax affairs of the Company and the Subsidiaries.

7.2 Upon the Purchaser, the Company or any of the Subsidiaries becoming aware of a Tax Assessment of which none of the Warrantors is then aware, which could give rise to a claim under this schedule or the Warranties relating to Taxation, the Purchaser shall promptly (having regard for any relevant time limit) give written notice of that Tax Assessment to the Warrantors or, as the case may be, shall procure that the Company or the relevant Subsidiary promptly give written notice of that Tax Assessment to the Warrantors but so that any notice which any of the Warrantors has in their capacity as a director of the Company for the time being or in any other capacity shall be deemed to be awareness by them for the purposes of this Clause.

7.3 The Purchaser shall further procure that the Company and/or the relevant Subsidiary (if the Warrantors shall indemnify the Purchaser, the Company and/or the relevant Subsidiary to the Purchaser's reasonable satisfaction against all losses, costs, damages and expenses, including interest on overdue Tax, which may be incurred thereby) take such action and give such information and assistance in connection with the affairs of the Company and/or the relevant Subsidiary as the

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      Warrantors may reasonably and promptly by written notice request to avoid, dispute, defend, resist, appeal or compromise the claim the subject of the Tax Assessment (such a claim where action is so requested being hereinafter referred to as a "DISPUTE"), provided that:

      (A) the Purchaser shall not be obliged to appeal, nor shall it be obliged to procure that either the Company or any of the Subsidiaries appeal against any Tax Assessment if, the Warrantors having been given written notice of the receipt of that Tax Assessment in accordance with the preceding provisions of this Clause, the Company or the relevant Subsidiary have not within 14 days thereafter received instructions in writing from the Warrantors, in accordance with the preceding provisions of this Clause, to make that appeal;

      (B) the Purchaser shall not be obliged to procure that either Company or any of the Subsidiaries take any action under this Clause which involves contesting any Tax Assessment before any court or other appellate body (excluding the authority or body demanding the Tax in question) unless the Warrantors furnish the Company or that Subsidiary with the written opinion of tax counsel who is a Queens Counsel (or equivalent) to the effect that an appeal against the Tax Assessment in question will, on the balance of probabilities, be successful;

      (C) neither the Purchaser nor the relevant Subsidiaries shall be obliged to take any action which may increase the future liability to Tax of the Purchaser or any company which is for this time being a member of the same group of companies as the Purchaser including any Subsidiaries; and

      (D) if any of the Warrantors is in material breach of its obligations under this schedule the provisions of this paragraph 7.3 shall cease to apply.

8.    TAX RETURNS

8.1 The Warrantors or their duly authorised agent shall procure the preparation of the Tax returns of the Company and the Subsidiaries for all accounting periods ended on or before the Balance Sheet Date, to the extent that the same shall not have been prepared before the Offer Date and submit them to the Purchaser.

8.2 The Purchaser shall procure that the Company and the Subsidiaries shall cause the returns mentioned in paragraph 8.1 to be authorised, signed and submitted to the relevant Tax Authority without amendment or with such amendments as the Purchaser reasonably considers to be necessary and shall give the Warrantors or their agent all such assistance as may reasonably be required to agree those returns with the appropriate authorities, provided that the Purchaser shall not be obliged to procure that either the Company or any of the Subsidiaries take any such action as is mentioned in this Clause in relation to any Tax return that is not true and accurate in all material respects.

8.3 The Warrantors or their duly authorised agent shall, prepare all documentation and deal with all matters (including correspondence) relating to the Tax returns of the Company and the Subsidiaries for all accounting periods ended on or before the Balance Sheet Date, provided that the Warrantors shall not without the prior written consent of the Purchaser (not to be unreasonably withheld or delayed) transmit any communication (written or otherwise) to the relevant Tax Authority or agree any matter with the relevant Tax Authority.

8.4 The Purchaser shall procure that the Company and the Subsidiaries shall afford such access to their books, Audited Accounts and records as is necessary and reasonable to enable the Warrantors or their duly authorised agent to prepare the returns and conduct matters relating thereto in accordance with the Warrantors' rights under this paragraph 8.

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8.5   Nothing done by the Company or by any of the Subsidiaries pursuant to this paragraph 8 shall in any respect restrict or reduce any rights the Purchaser may have to make a claim against the Warrantors under this schedule in respect of any such Tax Liability as is mentioned in paragraph 2.

9.    DUE DATE OF PAYMENT

9.1 Subject to the provisions of schedule 8 and schedule 9, where the Warrantors become liable to make any payment under paragraph 2, the due date for the waiver of any Escrow Shares or Escrow Cash shall be the later of the date falling seven days after the Purchaser has served a notice on the Warrantors demanding that payment and:

      (A) in a case that involves an actual payment of Tax by the Company and/or any of the Subsidiaries, the date that is the last date on which the Company or the relevant Subsidiary would have had to have paid to the appropriate Tax Authority the Tax that has given rise to the Warrantors' liability under this schedule in order to avoid incurring a liability to interest or a charge or penalty in respect of that Tax Liability; or

      (B) in any case that involves a Tax Liability falling within Clause 1.2(A)(1) or 1.2(A)(3) the last date upon which Tax would have been required to be paid to the relevant Tax Authority in respect of the period in which the loss or set off of the Relief occurs (assuming for this purpose that the Company had sufficient profits or was otherwise in position to use the Relief); or

      (C) in any case that involves a Tax Liability falling within Clause 1.2(A)(2) the date upon which the repayment was due from the relevant Tax Authority; or

      (D) in any case that involves a Tax Liability falling within Clause 1.2(A)(4) the date upon which the payment or repayment is made.

9.2 Any dispute as to the amount specified in any notice served on the Warrantors shall be determined by the Auditors at that time (the costs of that determination being shared equally by the Warrantors and the Purchaser).

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                    SCHEDULE 12: WORKING CAPITAL ADJUSTMENT

1.    INTERPRETATION

      In this schedule, where the context admits:

      "COMPLETION ACCOUNTS" means the accounts prepared in accordance with paragraph 2 and agreed or determined in accordance with paragraph 3;

      "COMPLETION ACCOUNTS DATE" means 31 May 2004;

      "FRS" means a Financial Reporting Standard published by the Accounting Standards Board and in force at the date of this Deed;

      "NET WORKING CAPITAL" means the aggregate value of all current assets (excluding fixed assets, goodwill, patents, trademarks and other intangible assets) minus the aggregate value of all liabilities and provisions (in accordance with paragraph 89 of schedule 4 of the Companies Act 1985 and FRS 12 in respect of contingent liabilities) and excluding any reserves or capital created by the upward revaluation of assets subsequent to the Balance Sheet Date, all as shown in or derived from the Completion Accounts;

      "OBLIGORS' ACCOUNTANTS" means Grant Thornton;

      "POST BALANCE SHEET COSTS" means the aggregate amount of all overheads (as such term has historically been set out and accounted for in the management accounts of the Company) incurred in the period from 01 June 2004 to the Offer Date inclusive excluding any employer's national insurance due in respect of the exercise of any EMI options held by certain officers of the Company;

      "PURCHASER'S ACCOUNTANTS" means such firm of accountants as may be nominated by the Purchaser from time to time;

      "REPRESENTATIVE" shall have the meaning set out in paragraph 5 of schedule 9;

      "SORP" means a Statement of Recommended Practice published by bodies recognised by the Accounting Standards Board and in force at the date of this Deed; and

      "SSAP" means a Statement of Standard Accounting Practice originally published by the Accounting Standards Committee and not since superseded and in force at the date of this Deed.

2.    COMPLETION ACCOUNTS

2.1   PREPARATION

      The Warrantors shall as soon as practicable, and in any event within 30 Business Days after the Offer Date, procure that Completion Accounts for the Company and the Subsidiaries shall be prepared in accordance with this schedule and the parties shall use their best endeavours to secure compliance with this schedule by their respective accountants. The Purchaser shall promptly supply all such information and provide access to all such records and personnel at the Company as the Warrantors and any independent firm of accountants appointed under paragraph 3.3 shall reasonably require in relation to the preparation of the Completion Accounts. The Warrantors, if so required by the Purchaser or such independent firm, shall use all reasonable endeavours with the reasonable assistance of the Purchaser, to obtain for the Purchaser or such independent firm access to the working papers of the Company's auditors prepared in relation to the audit of the Audited Accounts.

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2.2   DESCRIPTION

      The Completion Accounts shall consist of a consolidated balance sheet of the Company and the Subsidiaries as at the close of business on the Completion Accounts Date, a statement of the Net Working Capital on the Completion Accounts Date and the Post Balance Sheets Costs as at the Offer Date and shall be substantially in the form of the Audited Accounts.

2.3   GENERAL REQUIREMENTS

      Subject to the specific requirements of paragraph 2.4 which shall take priority over the general requirements set out below, the Completion Accounts shall:-

      (A) make full provision for all actual, future and contingent liabilities of the Company and the Subsidiaries as at the Offer Date in accordance with FRS 12;

      (B) be prepared under the historic cost convention and in accordance with the requirements of all relevant Laws and generally accepted accounting policies, bases, methods, practices and procedures and with all SSAPs, FRSs, and applicable SORPS;

      (C) show a true and fair view of the state of affairs of the Company and the Subsidiaries at the Completion Accounts Date; and

      (D) subject to paragraphs 2.3(A), 2.3(B) and 2.3(C), apply and adopt the same policies, bases, methods, practices and procedures of accounting as applied or adopted for the purposes of the Audited Accounts.

2.4   SPECIFIC REQUIREMENTS

      In preparing the Completion Accounts:

      (A) no value shall be attributed to goodwill or any other intangible asset;

      (B) other fixed assets shall be included at the value at which they were included in the Audited Accounts, (or, if acquired after the Balance Sheet Date, at their cost) less, in each case, depreciation on a pro rata basis at the rates used in the Audited Accounts and, in each case, less full provision for damage or impairment on the same basis used in preparing the Audited Accounts;

      (C) no value shall be attributed to any assets (including in particular any prepayment or debt) except to the extent that (following the Offer Date) the Company or a Subsidiary will have the benefit of the same;

      (D) full provision shall be made for rebates and discounts that will fall due and fees, bonuses and commissions that will become payable after the Completion Accounts Date in either case in respect of sales or other transactions that took place before the Completion Accounts Date;

      (E) full provision shall be made for any liability arising as a result of the change of control of the Company as a result of the making of the Offer or on Completion;

      (F) full provision shall be made in respect of the cost of making good dilapidations and/or wants of repair on or to the Premises as would usually have been accrued for in any accounts of the Company;

      (G) full provision shall be made for any debts due in the ordinary course of trading outstanding and uncollected at the Completion Accounts Date for a period of more than 60 days past the

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            due date and proper provision or reserve shall be made for all other bad or doubtful debts included in the Completion Accounts on the basis of the information available at the time the Completion Accounts are prepared;

      (H) full provision shall be made for any repairs or other servicing required in relation to any vehicles or other plant and machinery;

      (I) full provision shall be made for liabilities disclosed in the Disclosure Letter;

      (J) provision shall be made for all tax and deferred tax in accordance with normal accounting principles;

      (K) full provision shall be made for the preparation of all year end tax returns of the Company for all years to 31 March 2005, to the extent they have not already been prepared;

      (L) full provision shall be made for all professional fees incurred, invoiced or to be invoiced to the Company in connection with any aborted equity offering or initial public offering of shares in the Company;

      (M) full provision, shall be made for all employer's national insurance payable by the Company in respect of the exercise of any option to subscribe for shares in the Company; and

      (N) full provision, regardless of when the same shall become due or payable, shall be made at the Completion Accounts Date for all bonuses payable to Employees, directors, former employees or former directors of any Group Company payable as result of the Purchaser making the Offer.

3.    PROCEDURE

3.1   SUBMISSION OF DRAFT

      (A) As soon as the draft Completion Accounts shall have been prepared, the Warrantors shall send a copy to the Purchaser together with such working papers used in connection with the preparation of the same as it considers necessary or appropriate to understand and agree the Completion Accounts and shall in addition, at the same time, send to the Purchaser its calculation of the Net Working Capital and the Post Balance Sheet Costs.

      (B) Unless the Purchaser shall within 30 Business Days after receipt of the draft Completion Accounts (and associated papers and calculation as provided in paragraph 3.1(A)) serve a notice in writing on the Obligors that it objects to the draft Completion Accounts (identifying the reason for any objection and the amount(s) or item(s) in the draft Completion Accounts and/or calculation which is/are in dispute) (such notification being, for the purposes of this paragraph 3, an "OBJECTION NOTICE") the Purchaser shall be deemed to have irrevocably agreed to the draft Completion Accounts, the calculation of the Net Working Capital and the Posts Balance Sheet Costs for all purposes of this Deed.

3.2   AGREEMENT OF DRAFT

      If, within the period referred to in paragraph 3.1(B), the Purchaser shall serve upon the Obligors an Objection Notice then the Purchaser and the Representative shall use their reasonable endeavours to reach agreement upon adjustments to the draft Completion Accounts. Neither the Representative nor the Purchaser shall be entitled to propose any adjustments to the draft Completion Accounts except: (i) in the case of the Purchaser, an adjustment relating to any asset, liability or overhead amount referred to in its Objection Notice and (ii) in the case of either of them, an adjustment by way of

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      counter-proposal to an adjustment proposed by the other of them, being in each case, a revision of an adjustment referred to in the Objection
      Notice.

3.3   INDEPENDENT ACCOUNTANT

      If the Representative and the Purchaser are unable to reach agreement within 30 Business Days following service of the Objection Notice, either the Representative or the Purchaser shall be entitled to refer the matter or matters in dispute to an independent firm of chartered accountants (the "FIRM") agreed upon between them or (failing agreement) to be selected (at the instance of either of them) by the President for the time being of the Institute of Chartered Accountants in England and Wales. The Firm shall act as experts not as arbitrators and shall determine the matter or matters in dispute (which may include any dispute concerning the interpretation of any provision of this Deed affecting the Completion Accounts or their jurisdiction to determine the dispute or the content or interpretation of their terms of reference) and their decision shall be final and binding. The Firm may, so far as is reasonable, instruct valuers, solicitors and other professional advisers to the extent they consider necessary to reach their determination. The fees and expenses of the Firm (including the fees of any professional advisers appointed by them as aforesaid) shall be borne by the Obligors and the Purchaser in proportion to the amount of the disputed items with respect to which such party's claim was unsuccessful (for example, if there is a (pound)1,000,000 dispute regarding the Completion Accounts and the Firm determines that the Representative's claim prevails with respect to (pound)250,000 of such disputed amount and the Purchaser's claim prevails with respect to (pound)750,000 of such disputed amount, then the Obligors would be obligated to pay seventy five percent (75%) of the fees and expenses and the Purchaser would be obligated to pay twenty five percent (25%) of the fees and expenses).

3.4   ACCOUNTS FINAL AND BINDING

      If within the period referred to in paragraph 3.1(B) the Purchaser shall not have served an Objection Notice on the Obligors, or if such notice is served and the Purchaser and the Representative shall subsequently agree the draft Completion Accounts or the matters in dispute are referred to the Firm under paragraph 3.3, the draft Completion Accounts, as adjusted (where applicable) so as to be in accordance with the agreement of the Purchaser and the Representative or the determination of the Firm shall be the Completion Accounts for the purposes of this Deed and shall be final and binding on the parties.

3.5   INFORMATION AND EXPLANATIONS

      The Obligors and the Obligors' Accountants shall provide such information and explanations relating to the draft Completion Accounts and their preparation as the Purchaser's Accountants, or the Firm shall reasonably require.

4.    ADJUSTMENT OF CONSIDERATION

      When the Completion Accounts have become final and binding, the Consideration payable to the Obligors shall be pro rata reduced in the proportions set out in paragraph 2.1 of schedule 9 by the aggregate of:

      (A) the amount (if any) by which the Net Working Capital of the Company and the Subsidiaries as at the Completion Accounts Date as shown by the Completion Accounts is more negative than negative (pound)600,000; and

      (B) the amount (if any) by which the Post Balance Sheet Costs as shown by the Completion Accounts are more than `C' as calculated by the following formula:

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

            where

            D = number of Business Days elapsed from and including 01 June 2004 to the Offer Date inclusive.

4.2   PAYMENT

      Any reduction in the Consideration pursuant to paragraph 4 shall be paid by the Obligors in accordance with the provisions of schedule 9 and paragraphs 2.1 and 2.2 of schedule 8, but for the avoidance of doubt no other provisions of schedule 8 shall apply to any reduction in the Consideration pursuant to this schedule 12.

                     SCHEDULE 13: ORDERLY SALES PROVISIONS

1.    INTERPRETATION

      In this schedule, where the context admits:

      "AVERAGE DAILY TRADING PRICE" means the average trading price of Loudeye Shares on NASDAQ on the Trading Day immediately prior to the Proposed Sale Date;

      "ADTV" means the average daily trading volume of Loudeye Shares on NASDAQ for the thirty Trading Days immediately preceding the Proposed Sale Date;

      "MAXIMUM SHARE AMOUNT" means the amount calculated in accordance with paragraph 3;

      "PROPOSED SALE DATE" means the date on which any Obligor proposes to sell any Loudeye Shares;

      "TRADING DAY" means a day on which NASDAQ is open for the settlement of trades in Loudeye Shares; and

      "VWAP" means the volume weighted average price of Loudeye Shares on NASDAQ for the thirty Trading Days immediately preceding the Proposed Sale Date.

2.    RESTRICTIONS ON SALE

      Subject to paragraph 7 of this schedule, but notwithstanding any other provisions of this Deed or the Offer Document, each Obligor agrees not to publicly sell, offer for sale, transfer or otherwise dispose of any Loudeye Shares issued in connection with the Offer, if the aggregate number of Loudeye Shares sold by all Obligors on any given Trading Day would exceed the Maximum Share Amount. At least two Business Days prior to any Proposed Sale Date, each Obligor (a "NOTIFYING OBLIGOR") shall notify the Purchaser regarding the number of Loudeye Shares it proposes to sell and the Proposed Sale Date. If the aggregate number of Loudeye Shares proposed to be sold by all Obligors on any given Proposed Sale Date would exceed the Maximum Share Amount, the Purchaser shall notify each such Notifying Obligor of the number of Loudeye Shares it may sell, which shall be pro rated amongst the Notifying Obligors based upon the number of Loudeye Shares each proposed to sell.

3.    CALCULATION OF MAXIMUM SHARE AMOUNT

      The following table sets out (expressed as a percentage of ADTV) the Maximum Share Amount which may be sold on any given trading day depending on the Average Daily Trading Price expressed (as a Percentage of VWAP).

                                                              MAXIMUM SHARE AMOUNT WHICH MAY BE SOLD
AVERAGE DAILY TRADING PRICE EXPRESSED AS A                    ON ANY GIVEN TRADING DAY EXPRESSED AS A
          PERCENTAGE OF VWAP                                             PERCENTAGE OF ADTV
------------------------------------------                    ---------------------------------------
Greater than 150%                                                             Up to 50%
>115% to 150%                                                                 Up to 35%
>110% to 115%                                                                 Up to 30%
>105% to 110%                                                                 Up to 25%

>100% to 105%                                                                 Up to 20%
>95% to 100%                                                                  Up to 15%
>90% to 95%                                                                   Up to 10%
85% to 90%                                                                    Up to 5%
Less than 85%                                                                 0%

4.    TRANSFEREES OF SHARES

      Each Obligor will procure that any transferee acquiring Loudeye Shares from such Obligor prior to the date such shares have been registered under the U.S. Securities Act of 1933 and sold on NASDAQ shall agree to be bound by the foregoing orderly sales limitation.

5.    LEGENDS

      Each Obligor acknowledges and agrees that the Loudeye Shares issued to it in connection with the Offer, and any securities issued in respect of or in exchange for such shares will bear the following legend (or a legend with similar effect):

            THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS (INCLUDING SALES VOLUME LIMITATIONS) SET FORTH IN THAT CERTAIN DEED POLL OF WARRANTY AND INDEMNITY DATED AS OF 22 JUNE, 2004, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY UPON REQUEST.

6.    STOP TRANSFER INSTRUCTIONS

      Each Obligor agrees that the Purchaser shall issue `stop transfer' instructions to its stock transfer agent to ensure compliance with the trading restrictions described in this schedule.

7.    EXEMPT DISPOSALS

      The provisions of this schedule shall not apply with respect to the sale by the persons listed below of Loudeye Shares not to exceed the number of Loudeye Shares set out opposite their name::

                                    NUMBER OF INITIAL LOUDEYE SHARES PERMITTED TO BE SOLD,
    OBLIGOR                         OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF
----------------                    ------------------------------------------------------
Peter Gabriel                                        458,188
Mike Large                                           217,037
Charles Grimsdale                                    728,518
John Grinham                                          51,684
Dave Shephard                                         49,159
Ed Averdieck                                          46,867

Christopher Pike                                      37,137
Totals:                                            1,588,590

                SCHEDULE 14 : EMPLOYER NATIONAL INSURANCE LIMITS

                             ASSUMED EMPLOYER
                            NATIONAL INSURANCE
EMPLOYEE                         AMOUNT
Peter Gabriel               (pound) 42,307.63
Charles Grimsdale           (pound)104,709.31
Michael Large               (pound) 20,040.48
John Grinham                (pound)  4,786.47
David Shephard              (pound)  4,786.47
Edward Averdieck            (pound)  4,254.64
Christopher Pike            (pound)  3,988.73
Paul Summerfield            (pound)    974.42
Stanislas Hintzy            (pound) 10,048.53
Anke Fleischer              (pound)  8,541.25
Sally Clayton               (pound)  2,773.40
Deon Fourie                 (pound)  2,773.40
Paul Smith                  (pound)  2,411.65
Michael Jones               (pound)  1,205.82
Carlo Galassi               (pound)  1,909.22
James Routley               (pound)  1,823.85
Peter Helps                 (pound)  1,823.85
Steve Robbins               (pound)  1,607.77
Bruce Storrie               (pound)  1,607.77
Allan Rogers                (pound)  1,406.79
Phillip Shepherd            (pound)  1,205.82
Geoffrey Roberts            (pound)  1,205.82
Nicholas Swallow            (pound)  1,215.87
Andrew Avery                (pound)    361.75
Denis Geoghegan             (pound)    361.75
Margaret Davis              (pound)  1,738.40
Inderjeet Singh Tak         (pound)    803.88
Charlotte Bale              (pound)    803.88
Matthew Rigby               (pound)    803.88
Eric Munier                 (pound)  2,009.71
Joe Ballard                 (pound)  1,004.85
James Innes                 (pound)    602.91
Alistair Dutton             (pound)    602.91
Neil Elkins                 (pound)    602.91
Steve Morris                (pound)    321.55
Richard Cain                (pound)    241.16
Phillip Austin              (pound)    241.16
Peter Armstrong             (pound)    241.16
Andy Rich                   (pound)    241.16
Tim Swallow                 (pound)    241.16
Roger Cooper                (pound)    241.16
Neil Caddick                (pound)    241.16
Louise Cronin               (pound)    241.16
Suzanne Prestidge           (pound)    241.16
Robert Poulton              (pound)    241.16
Jenny Dack                  (pound)    241.16

Jon Reynolds                (pound)         241.16
Pinky Shetty                (pound)         241.16
Stefan Vallbracht           (pound)         602.91
Sarah Laval                 (pound)         602.91
Letitia Massot              (pound)         602.91
Sergio DeCataldis           (pound)         602.91
Daniel Narayanan            (pound)         160.78
Lara Insull                 (pound)         160.78
Michael Simmonds            (pound)         160.78
Jon Pepper                  (pound)         160.78
Lee Jones                   (pound)         160.78
Paul Smeddles               (pound)         160.78
Sarah Creasy                (pound)         160.78
Menno Wiegeraad             (pound)         602.91
Albert Pastore              (pound)         562.72
Christoph Schick            (pound)       1,507.28
                            (pound)     246,772.43

SIGNED AS A DEED by Charles Grimsdale        -----------------------------------

in the presence of:

-----------------------------------
Name:
Address:

Occupation:

SIGNED AS A DEED by Peter Gabriel            -----------------------------------

in the presence of:

-----------------------------------
Name:
Address:

Occupation:

SIGNED AS A DEED by Michael Large            -----------------------------------

in the presence of:

-----------------------------------
Name:
Address:

Occupation:

SIGNED AS A DEED by Edward Averdieck         -----------------------------------

in the presence of:

-----------------------------------
Name:
Address:

Occupation:

SIGNED AS A DEED by John Grinham             -----------------------------------

in the presence of:

-----------------------------------
Name:
Address:

Occupation:

SIGNED AS A DEED by David Shephard           -----------------------------------

in the presence of:

-----------------------------------
Name:
Address:

Occupation:

SIGNED AS A DEED by Christopher Pike         -----------------------------------

in the presence of:

-----------------------------------
Name:
Address:

Occupation:

SIGNED AS A DEED by Susan Moule              -----------------------------------

in the presence of:

-----------------------------------
Name:
Address:

Occupation:

SIGNED AS A DEED by
QUESTER CAPITAL MANAGEMENT LIMITED
in its capacity as manager of
QUESTER VENTURE PARTNERSHIP LLP
acting by

             , a director and                -----------------------------------

             , a director/secretary          -----------------------------------

SIGNED AS A DEED by

Quester VCT2 plc acting by

             , a director and                -----------------------------------

             , a director/secretary          -----------------------------------

SIGNED AS A DEED by

Quester VCT3 plc acting by

             , a director and                -----------------------------------

             , a director/secretary          -----------------------------------

SIGNED AS A DEED by

Quester VCT4 plc acting by

             , a director and                -----------------------------------

             , a director/secretary          -----------------------------------

SIGNED AS A DEED by

Investment Enterprise Partnership `NIF New
Technology Fund 99A' acting by

in the presence of:

-----------------------------------          -----------------------------------
Name:                                                       Authorised signatory
Address:

Occupation:

SIGNED AS A DEED by

Investment Enterprise Partnership `NIF New
Technology Fund 99B' acting by               -----------------------------------
                                                            Authorised signatory

in the presence of:

-----------------------------------
Name:
Address:

Occupation:

SIGNED AS A DEED by

Investment Enterprise Partnership `NIF New
Technology Fund 2000/01' acting by           -----------------------------------
                                                            Authorised signatory

in the presence of:

-----------------------------------
Name:
Address:

Occupation:

SIGNED AS A DEED by

Investment Enterprise Partnership `NIF New
Technology Fund 2000/02' acting by           -----------------------------------
                                                            Authorised signatory

in the presence of:

-----------------------------------
Name:
Address:

Occupation:

SIGNED AS A DEED by

NIF Ventures Co. Limited acting by           -----------------------------------
                                                            Authorised signatory

in the presence of:

-----------------------------------
Name:
Address:

Occupation: